                                                                Exhibit 10.1


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                         RECEIVABLES PURCHASE AGREEMENT


                                      AMONG


                           LINCOLNSHIRE FUNDING, LLC,


                                   AS SELLER,


                                 STAPLES, INC.,


                                  AS SERVICER,


                       CORPORATE RECEIVABLES CORPORATION,


                              AS CONDUIT PURCHASER,


                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME


                                  PARTY HERETO,


                             AS COMMITTED PURCHASERS


                                       AND


                          CITICORP NORTH AMERICA, INC.,


                                    AS AGENT


                          DATED AS OF OCTOBER 27, 2000


          ============================================================

                                    ARTICLE I

                                   DEFINITIONS


     SECTION 1.01.  Certain Defined Terms................................................1
     SECTION 1.02.  Other Terms.........................................................20
     SECTION 1.03.  Computation of Time Periods.........................................21
     SECTION 1.04.  Calculation of Certain Ratios.......................................21

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

     SECTION 2.01.  The Purchase Facility...............................................21
     SECTION 2.02.  Making the Purchases................................................21
     SECTION 2.03.  Yield and Fees......................................................23
     SECTION 2.04.  Settlement Procedures...............................................23
     SECTION 2.05.  Payments and Computations, Etc......................................25
     SECTION 2.06.  Additional Yield....................................................26
     SECTION 2.07.  Yield Protection....................................................26
     SECTION 2.08.  Increased Capital...................................................27
     SECTION 2.09.  Taxes...............................................................28
     SECTION 2.10.  Tax Treatment.......................................................29
     SECTION 2.11.  Sale Agreement Assets...............................................29

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

     SECTION 3.01.  Conditions Precedent to Initial Purchase............................30
     SECTION 3.02.  Conditions Precedent to All Purchases...............................30

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Seller........................30
     SECTION 4.02.  Representations and Warranties of the Servicer......................34

                                    ARTICLE V

                                GENERAL COVENANTS

     SECTION 5.01.  Affirmative Covenants of the Seller.................................36
     SECTION 5.02.  Reporting Requirements of the Seller................................38
     SECTION 5.03.  Negative Covenants of the Seller....................................39
     SECTION 5.04.  Covenants of the Servicer...........................................41




                                   ARTICLE VI

                          ADMINISTRATION OF RECEIVABLES

     SECTION 6.01.  Designation of Servicer.............................................45
     SECTION 6.02.  Duties of the Servicer..............................................46
     SECTION 6.03.  Rights of the Agent.................................................47
     SECTION 6.04.  Responsibilities of the Seller......................................48
     SECTION 6.05.  Further Action Evidencing Agent's Interest..........................48

                                   ARTICLE VII

                              EVENTS OF TERMINATION

     SECTION 7.01.  Events of Termination...............................................49

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.01.  Indemnities by the Seller...........................................51
     SECTION 8.02.  Indemnities by the Servicer.........................................53
     SECTION 8.03.  Materiality Considerations..........................................54

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01.  Amendments, Etc.....................................................54
     SECTION 9.02.  Notices, Etc........................................................54
     SECTION 9.03.  No Waiver; Remedies.................................................55
     SECTION 9.04.  Binding Effect; Assignability.......................................55
     SECTION 9.05.  GOVERNING LAW; WAIVER OF JURY TRIAL.................................56
     SECTION 9.06.  Costs, Expenses and Taxes...........................................56
     SECTION 9.07.  No Proceedings......................................................57
     SECTION 9.08.  Execution in Counterparts; Severability.............................58
     SECTION 9.09.  Confidentiality.....................................................58


                         RECEIVABLES PURCHASE AGREEMENT

                  This RECEIVABLES PURCHASE AGREEMENT dated as of October 27, 2000 among LINCOLNSHIRE FUNDING, LLC, a Delaware limited liability company, as Seller, STAPLES, INC., a Delaware corporation, as Servicer, CORPORATE RECEIVABLES CORPORATION, a Delaware corporation, as Conduit Purchaser, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Committed Purchasers, and CITICORP NORTH AMERICA, INC., a Delaware corporation, as Agent. Capitalized terms used herein shall have the meanings specified in SECTION 1.01.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement (both above and elsewhere), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):


                  "ADDITIONAL YIELD" has the meaning assigned to that term in
SECTION 2.06.

                  "ADJUSTED NET RECEIVABLES POOL BALANCE" means at any time of calculation hereunder, the Net Receivables Pool Balance MINUS the sum of (i) the Loss Reserve, (ii) the amount (if any) by which the Dilution Reserve exceeds the Sr. Portion Valuation Amount and (iii) the Yield and Fee Reserve at such time.

                  "ADJUSTMENT AMOUNT" means at any time of calculation hereunder the lesser of (i) the Sr. Portion Valuation Amount and (ii) the amount by which Maximum Capital exceeds the outstanding Capital.

                  "ADVERSE CLAIM" means a Lien other than any Lien created (a) in favor of Hackensack under the Originator Sale Agreement, (b) in favor of the Seller under the Sale and Contribution Agreement or (c) in favor of the Agent and the Purchasers under this Agreement.

                  "AFFECTED PARTY" means the Purchasers, CNAI, individually and in its capacity as Agent, any Liquidity Provider and any parent company controlling any of the foregoing.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person (excluding, with respect to the Seller, Hackensack, Staples or either Originator, any Person whose sole relationship is the ownership of preferred stock in Hackensack and who would otherwise be unaffiliated with such Person) and, without limiting the generality of the foregoing, shall be presumed to include (a) any Person which beneficially owns or holds 20% or more of any class of voting securities of such specified Person or 20% or more of the equity interest in such specified Person and (b) any Person of which such specified Person beneficially owns or holds 20% or more of any class of voting securities or in which such specified Person beneficially owns or holds 20% or more of the equity interest. For the purposes of this definition, (i) "voting securities" of a Person means any securities which confer upon the holder thereof a right to vote with respect to the election of members of the board of directors or other analogous governing body of such Person (excluding voting power arising only upon the occurrence of a contingency), (ii) "control" when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and (iii) the terms "controlling" and "controlled" have meanings correlative to the foregoing CLAUSE (ii).

                  "AGENT" means CNAI, in its capacity as administrative agent for the Purchasers together with its successors and permitted assigns.

                  "AGREEMENT" means this Receivables Purchase Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

                  "ASSET PURCHASE AGREEMENT" means any asset purchase or other agreements pursuant to which the Conduit Purchaser may from time to time assign part or all of its Receivables Interest, as such agreements may be amended from time to time.

                  "ASSIGNEE RATE" for any Yield Period means a rate per annum equal to the LIBO Rate PLUS 1.25%; PROVIDED, HOWEVER, that the Assignee Rate shall be equal to the Base Rate in effect from time to time (i) for any Yield Period not equal to a month, (ii) with respect to any portion of Capital not outstanding during an entire Yield Period and (iii) at any time when it is unlawful for Citibank to obtain funds in, or Citibank is not offering deposits in dollars in, the London interbank market; and PROVIDED FURTHER that, following the occurrence and during the continuation of any Event of Termination, the Assignee Rate for each Yield Period shall be the sum of the Base Rate in effect from time to time PLUS 1.50% per annum.

                  "ASSIGNMENT OF CLAIMS ACT" means, the Assignment of Claims Act of 1940, as amended, 41 U.S.C. Section 15, 31 U.S.C. Section 3727 and any regulations issued thereunder or pursuant thereto.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.), as amended from time to time, or any successor thereto.

                  "BASE RATE" means a fluctuating interest rate per annum equal to the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate.

                  "BENEFIT PLAN" means, with respect to any Person, a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer
Plan) in respect of which such Person or any ERISA Affiliate of such Person is, or at any time within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "BREAKAGE AMOUNT" means, for any Settlement Period during which Capital is reduced pursuant to SECTION 2.02(f) or during which any Capital Purchase for which a Purchase Request has been submitted is not made for any reason, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Breakage Amount) which would have accrued on the reductions of such Capital during such Settlement Period (as so computed) if such reductions had remained as Capital or on the amount of the Capital Purchase had such Purchase been made, exceeds (ii) the income, if any, received by the applicable Purchaser or the applicable Liquidity Provider from the investment by such Person of the proceeds of such reductions of Capital or the amounts of such unfunded Capital Purchase.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City, New York and, if the term "Business Day" is used in connection with the LIBO Rate, which day is a day on which dealings are carried on in the London interbank market.

                  "CAPITAL" means, at any time, the sum of amounts paid to the Seller pursuant to SECTION 2.02(b), reduced from time to time by Collections received and distributed on account of such Capital pursuant to SECTION 2.04.

                  "CAPITAL PURCHASE" has the meaning set forth in SECTION 2.02.

                  "CITIBANK" means Citibank, N.A., a national banking association.

                  "CNAI" means Citicorp North America, Inc., a Delaware corporation.

                  "COLLECTION ACCOUNT" means the account maintained in the name of Agent on behalf of the Purchasers at Citibank, N.A., account no. 4051-7805, account name: CRC Redemption Account, for the purpose of receiving Collections.

                  "COLLECTION DELAY PERIOD" means ten (10) days, or such other number of days as the Agent may reasonably select upon three Business Days' notice to the Servicer.

                  "COLLECTIONS" means, with respect to any Receivables Asset, any and all related cash collections and proceeds, all amounts due as fees or charges for late payments, and any Collections deemed to have been received pursuant to SECTION 2.04(a).

                  "COLLECTION TRIGGER NOTICE" means a written notice from the Agent to Quill that all Obligors must remit their Collections directly to the Collection Account which notice has been delivered at any time after either (i) the long-term unsecured debt of Staples shall have been rated less that BB+ by S&P or Ba1 by Moody's (or, in the event S&P or Moody's is not rating Staples, such unsecured long-term debt shall have a Deemed Rating below BB+ by S&P or Ba1 by Moody's, as determined by the Agent in its sole discretion) or (ii) an Event of Termination has occurred.

                  "COMMITMENT" means, for any Committed Purchaser, the maximum amount of Capital which may be advanced by such Committed Purchaser as set forth opposite such Committed Purchaser's name on the signature pages to this Agreement under the caption "Commitment", subject to assignment pursuant to
SECTION 9.04, as such amount may be reduced in accordance with SECTION 2.01(b).

                  "COMMITTED PURCHASER" means each of the financial institutions listed on the signature pages to this Agreement as "Committed Purchasers", together with their respective successors and permitted assigns.

                  "CONCENTRATION LIMIT" means, for any Obligor, at any time, either (a) 2% or (b) such other percentage ("SPECIAL CONCENTRATION LIMIT") for any Obligor designated by the Agent in a writing from time to time, which designation shall be subject to change by the Agent upon three (3) Business Days' prior notice to the Seller; PROVIDED, HOWEVER, that in the case of an Obligor with any affiliated Obligors, the Concentration Limit shall be calculated as if such Obligor and such one or more affiliated Obligors were one Obligor.

                  "CONDUIT PURCHASER" means Corporate Receivables Corporation, a Delaware corporation, together with its successors and permitted assigns (other than the Liquidity Providers).

                  "CONDUIT FEE" has the meaning set forth in the Fee Letter.

                  "CONTRACT" means an agreement between an Originator and an Obligor, pursuant to or under which such Obligor shall be obligated to pay for merchandise sold or services rendered from time to time.

                  "CP NOTE" means any commercial paper note issued by the Conduit Purchaser.

                  "CP RATE" shall mean, for any Yield Period, the per annum rate equal to the weighted average of the per annum rates paid or payable by the Conduit Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the CP Notes that are allocated, in whole or in part, by the Agent (on behalf of the Conduit Purchaser) to fund or maintain the Conduit Purchaser's Receivables Interest during such Yield Period, as determined by the Agent (on behalf of the Conduit Purchaser) and reported to the Seller and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of CP Notes, to the extent such commissions are allocated, in whole or in part, to such CP Notes by the Agent (on behalf of the Conduit Purchaser); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "CP RATE" for such Yield Period, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. Following the occurrence and during the continuation of any Event of Termination, the CP Rate for each Conduit Purchaser for each Yield Period shall be the sum of the applicable interest rate per annum determined pursuant to provisions set forth above plus 1.50% per annum.

                  "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices relating to the Receivables and Obligors described in EXHIBIT A.

                  "DEEMED RATING" means, at any time that either S&P or Moody's is not rating Staples' unsecured senior long-term debt, a determination as to Staples' rating from either S&P and/or Moody's, as applicable, made by the Agent, in its sole discretion, based on its proprietary debt ratings models and/or compliance with certain financial ratios.

                  "DEFAULT RATIO" means, for any calendar month, a fraction (expressed as a percentage) determined as of the last day of such calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables on such date or were written off the books of the Seller at any time during such calendar month by (ii) the aggregate Outstanding Balance of all Receivables on such day.

                  "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for ninety-one (91) days or more from the original due date for such payment, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in
SECTION 7.01(e), or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off as uncollectible.

                  "DELINQUENCY RATIO" means, for any calendar month, a fraction (expressed as a percentage) determined as of the last day of such calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables that are Delinquent Receivables on such date by (ii) the aggregate Outstanding Balance of all Receivables on such day.

                  "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and (i) as to which any payment remains unpaid for more than thirty (30) days from the original due date for such payment or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent.

                  "DESIGNATED OBLIGOR" means, at any time, any Obligor of any Receivable, unless the Agent, acting in good faith and based on a reason relating to the creditworthiness of such Obligor or the aggregate exposure by the Agent and its Affiliates to a single such Obligor, has provided the Seller with three (3) Business Days' prior notice that such Obligor shall not be considered a Designated Obligor.

                  "DILUTED RECEIVABLE" means that portion of any Receivable which is either (a) reduced or canceled by any Person as a result of a Dilution Factor or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof, the entry of an automatic stay relating to an insolvency proceeding in respect of the Obligor thereof or any comparable event in a state court insolvency proceeding relating to the Obligor thereof).

                  "DILUTION FACTOR" means any of the following factors giving rise to the reduction in the Outstanding Balance of, or cancellation of, a
Receivable: (i) any defective, rejected or returned merchandise or services, any cash discount, or any failure by an Originator to deliver any merchandise or otherwise perform under the underlying contract or invoice, (ii) any change or cancellation of any terms of such contract or invoice or any other adjustment by an Originator which reduces the amount payable by the Obligor on the related Receivable (except for changes or cancellations made solely for credit reasons in accordance with SECTION 6.02) and (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction).

                  "DILUTION HORIZON FACTOR" means, as of any date, the ratio (expressed as a percentage) computed by dividing (a) the aggregate original Outstanding Balance for all

Receivables (calculated as of the time of Purchase of each such Receivable) originated during the two Settlement Periods preceding such date, BY (b) the excess of (i) Outstanding Balance of all Receivables as of the last day of the immediately preceding Settlement Period, MINUS (ii) the aggregate Outstanding Balance of all Defaulted Receivables as of the last day of the immediately preceding Settlement Period.

                  "DILUTION PERCENTAGE" means, as of any date, the product of
(A) the sum of (i) the product of (a) two, MULTIPLIED BY (b) the average of the Dilution Ratios calculated for each of the twelve preceding Settlement Periods, PLUS (ii) the Dilution Volatility Ratio as of the last day of the immediately preceding Settlement Period, MULTIPLIED BY (B) the Dilution Horizon Factor.

                  "DILUTION RATIO" means, for any Settlement Period, a ratio (expressed as a percentage) determined as of the last day of such calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Diluted Receivables during such Settlement Period by (ii) the aggregate original Outstanding Balance of all Receivables (calculated as of the time of Purchase of each such Receivable) originated during the second Settlement Period preceding such Settlement Period.

                  "DILUTION RESERVE" means an amount equal to (A) the product of
(i) the Dilution Percentage, TIMES (ii) the aggregate amount of Capital outstanding at the time of determination, DIVIDED BY (B) 1 minus the Loss Percentage.

                  "DILUTION VOLATILITY RATIO" means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) a number equal to the difference between (i) the highest of the Dilution Ratios calculated for any of the twelve preceding Settlement Periods and (ii) the average of the Dilution Ratios for each of the twelve preceding Settlement Periods, TIMES (b) a ratio calculated by dividing (i) the highest of the Dilution Ratios calculated for any of the twelve preceding Settlement Periods, and (ii) the average of the Dilution Ratios for each of the twelve preceding Settlement Periods.

                  "DOWNGRADE EVENT" means the downgrade of the long-term unsecured debt of Staples to below BBB- by S&P or below Baa3 by Moody's, or, in the event that either S&P or Moody's is not rating Staples, such long-term unsecured debt shall have a Deemed Rating below the equivalent of BBB- by S&P or Baa3 by Moody's, as determined by the Agent in its sole discretion.

                  "EFFECTIVE DATE" means the first Business Day on which all of the conditions precedent to the initial Purchase, as described in SECTION 3.01, have been satisfied.

                  "ELIGIBLE RECEIVABLE" means a Receivable:

                  (i) which arises from the sale of an Originator's merchandise, products or services in the ordinary course of such Originator's business, and represents amounts earned and payable by the related Obligor that are not subject to the performance of additional services by such Originator, the Servicer or the Seller;

                  (ii) the Obligor of which (w) is a United States resident, (x) is not an affiliate or employee of Hackensack, an Originator, or the Seller, (y) is not a Governmental Authority except to the extent that the aggregate Outstanding Balance of all Receivables for which the Obligor is a Government Authority would not exceed 5% of the Outstanding Balance of all Receivables, and (z) is a Designated Obligor;

                  (iii) which is not a Defaulted Receivable, and the Obligor of which is not the Obligor of any Defaulted Receivables in the aggregate amount of 20% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                  (iv) which is denominated and payable only in United States dollars within the United States;

                  (v) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules or regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (vi) which is freely assignable and does not require the consent, authorization, approval or notice to the Obligor thereof or any Governmental Authority (except for such consents, authorizations, approvals or notices which have already been obtained or are not required under applicable law) in connection with the conveyance of such Receivable, the related Contract, the Related Security and the Collections from the applicable Originator to Hackensack, from Hackensack to the Seller and from the Seller to the Purchasers;

                  (vii) which satisfies all applicable requirements of the Credit and Collection Policy and is in compliance with any other reasonable criteria specified by the Agent upon at least 30 days' prior written notice to the Seller and the Originators;

                  (viii) which, according to the Contract or invoice related thereto, is required to be paid in full within 60 days of the original billing date therefor except to the extent that the aggregate Outstanding Balance of all Receivables for which payment is required within 61-90 days of the original billing date therefor would not exceed 3% of the Outstanding Balance of all Receivables;

                  (ix) which (1) is an "account" within the meaning of Article 9 of the UCC, (2) is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, (3) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, (4) has been duly authorized by the related Obligor, (5) together with the Contract related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, subject to Enforceability Exceptions,

         (6) has not been satisfied, released, canceled, subordinated or rescinded, nor has any instrument been executed by an Originator, Hackensack or the Seller which would effect any such satisfaction, release, cancellation, subordination or rescission, and (7) is not subject to any existing dispute, right of rescission, setoff, recoupment, counterclaim or defense (other than an Enforceability Exception), whether arising out of transactions concerning such Receivable or otherwise;

                  (x) good and marketable title to which (including a 100% first priority ownership interest in all Related Security and Collections with respect thereto) has been conveyed by the related Originator to Hackensack under the Originator Sale Agreement, and by Hackensack to the Seller under the Sale and Contribution Agreement free of any Lien (other than Permitted Liens);

                  (xi) which has not been compromised, adjusted or modified (including by extension of time of payment or the granting of any discounts, allowances or credits) other than in accordance with the Credit and Collection Policy for the purpose of maximizing collections thereof or as a result of a Dilution Factor;

                  (xii) with respect to which the representations and warranties set forth in SECTION 4.01(f) are true and correct; and

                  (xiii) no portion of which is payable on the account of sales taxes.

                  "ENFORCEABILITY EXCEPTIONS" means exceptions to the enforceability of an obligation arising under (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA AFFILIATE" means, with respect to any Person, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as such Person; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with such Person or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as such Person, any corporation described in CLAUSE (i) above or any partnership or other trade or business described in CLAUSE (ii) above.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR RESERVE PERCENTAGE" for any Yield Period means the reserve percentage applicable to Citibank during such Yield Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Yield Period.

                  "EVENT OF TERMINATION" has the meaning assigned to that term in SECTION 7.01.

                  "FACILITY DOCUMENTS" shall mean collectively, this Agreement, the Sale and Contribution Agreement, the Originator Sale Agreement, the Asset Purchase Agreements, the Fee Letter, each Lock-Box Agreement, the Quill P.O. Box Certificate, the Quill Account Control Agreement, the Parent Undertaking, the Rochester Note, and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

                  "FEE LETTER" means that certain Fee Letter dated as of the date hereof among the Agent and the Seller, as the same may be amended from time to time.

                  "FINAL COLLECTION DATE" means the date following the Termination Date on which the aggregate outstanding Capital has been reduced to zero and the Affected Parties have received all amounts payable to the Affected Parties (including Yield) pursuant to this Agreement or any other agreement executed pursuant thereto.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign government, any political subdivision of any of the foregoing and any agency or instrumentality of any of the foregoing.

                  "HACKENSACK" means Hackensack Funding, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

                  "INDEBTEDNESS" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee or payor under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (vi) obligations of such Person in connection with any letter of credit issued for the account of such Person,
(vii) obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured and (viii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in CLAUSES (i) through (vii) above.

                  "INITIAL PURCHASE DATE" means the date the first Purchase is made pursuant to this Agreement.

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "IRS" means the Internal Revenue Service of the United States of America.

                  "LIBO RATE" for any Yield Period means the rate of interest per annum at which deposits in U.S. Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Yield Period in an amount approximately equal or comparable to the portion of the then outstanding Capital accruing Yield by reference to the Assignee Rate and for a period equal to such Yield Period.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever.

                  "LIQUIDITY PROVIDER" means any of the financial institutions from time to time party to any Asset Purchase Agreement.

                  "LOCK-BOX ACCOUNT" means any account, including, without limitation, those accounts listed on EXHIBIT G, maintained at a Lock-Box Bank for the purpose of receiving Collections.

                  "LOCK-BOX AGREEMENT" means an agreement with respect to a Lock-Box Account at a Lock-Box Bank, in substantially the form of EXHIBIT D to this Agreement, among the Seller, Hackensack, the Servicer, an Originator, the Agent and such Lock-Box Bank, as the same may be amended from time to time.

                  "LOCK-BOX BANK" means any of the banks holding one or more Lock-Box accounts for receiving Collections from Receivables.

                  "LOSS HORIZON FACTOR" means, an amount, calculated as of the end of the most recent Settlement Period, equal to the quotient of (i) the aggregate Outstanding Balance of the Receivables originated during the preceding four Settlement Periods and (ii) the aggregate Outstanding Balance of all Eligible Receivables as of the end of the most recent Settlement Period.

                  "LOSS PERCENTAGE" means a percentage, calculated as of the end of the most recent Settlement Period, equal to the greatest of (i) 10%, (ii) four (4) times the percentage set forth in CLAUSE (a) of the definition of "Concentration Limit" and (iii) the product of (A) two, TIMES (B) the Loss Horizon Factor, TIMES (C) the highest average of the Loss Ratios for any three consecutive calendar month period during the twelve Settlement Periods preceding the date of calculation (including the Settlement Period in which such calculation occurs).

                  "LOSS RATIO" means, for any Settlement Period, a fraction (expressed as a percentage) determined as of the last day of such Settlement Period by dividing (i) the aggregate Outstanding Balance of all Receivables (A) which are at least 91 but not more than 120 days past due or (B) otherwise became Defaulted Receivables during such Settlement Period or (C) were written off during such Settlement Period by (ii) the aggregate Outstanding Balance of all Receivables originated during the fourth Settlement Period immediately preceding the date of such determination.

                  "LOSS RESERVE" means, at any time, (A) a fraction (expressed as a percentage) (i) the numerator of which is the Loss Percentage and (ii) the denominator of which is equal to one MINUS the Loss Percentage, TIMES (B) the sum of the aggregate outstanding Capital and the Yield and Fee Reserve at such time.

                  "LOSS-TO-LIQUIDATION RATIO" means, as of the last day of any Settlement Period, the ratio (expressed as a percentage) determined by dividing
(i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables or should have been otherwise written off by the Seller in accordance with the Credit and Collection Policy during such Settlement Period, by (ii) the aggregate amount of cash Collections from Receivables received by the Servicer during such Settlement Period.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition or operations of any Transaction Party, (ii) the ability of any Transaction Party to perform its obligations under this Agreement or any other Facility Document, (iii) the legality, validity or enforceability of this Agreement or any other Facility Document, (iv) the Seller's, the Agent's or any Purchaser's interest in the Receivables Assets generally or in any significant portion of the Receivables Assets, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "MAXIMUM CAPITAL" means at any time of calculation hereunder the lesser of (a) the difference between (i) the Net Receivables Pool Balance TIMES 97%, MINUS (ii) the Required Reserves and (b) the Purchase Limit.

                  "MONTHLY REPORTING DATE" means, with respect to a calendar month, the tenth (10th) Business Day of such calendar month.

                  "MOODY'S" means Moody's Investors Service, Inc., and its successors.

                  "MULTIEMPLOYER PLAN" means, with respect to any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either such Person or any ERISA Affiliate of such Person.

                  "NET RECEIVABLES POOL BALANCE" means at any time of calculation hereunder, (i) the sum of the Outstanding Balances of all Eligible Receivables MINUS (ii) the aggregate amount by which the aggregate Outstanding Balance of all Receivables of each Obligor exceeds the product of (x) the Concentration Limit, for such Obligor and (y) the aggregate outstanding Capital at such time, MINUS (iii) any Collections in respect of any such Eligible Receivable or other credits owing to the applicable Obligor that have not yet been applied to reduce the Outstanding Balance of such Eligible Receivable, MINUS (iv) with respect to any Eligible Receivable owed by an Obligor to whom the related Originator owes any payment obligations, the lesser of (x) the amount of such payment obligations and (y) the Outstanding Balance thereof.

                  "OBLIGATIONS" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to the Purchasers, the Agent and/or any other Person, arising under or in connection with this Agreement or any other Facility Document to which the Seller is a party or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital, Yield, Servicing Fees, Program Fees, Ongoing Liquidity Fees, Conduit Fees, Other Fees, all liability for principal of and interest on the Capital, the closing fees, unused line fees, expense reimbursements, indemnifications, and other amounts due or to become due under the Facility Documents to which the Seller is a party, including, without limitation, interest, fees and other obligations that accrued after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

                  "OBLIGOR" means any Person obligated to make payments pursuant to a Contract.

                  "ONGOING LIQUIDITY FEE" has the meaning set forth in the Fee Letter.

                  "ORIGINATOR" means SCC or Quill, and "ORIGINATORS" means SCC and Quill, together with their successors and permitted assigns.

                  "ORIGINATOR SALE AGREEMENT" means that certain Receivables Sale Agreement dated as of the date hereof between the Originators and Hackensack, as the same may be amended from time to time.

                  "OTHER FEES" means amounts owed by the Seller hereunder pursuant to SECTIONS 2.06, 2.07, 2.08, 8.01 and 9.06.

                  "OUTSTANDING BALANCE" means, with respect to a Receivable at any time, the outstanding principal balance thereof.

                  "PARENT UNDERTAKING" means that certain Parent Undertaking of the obligations of the Originators and Hackensack under the Facility Documents executed on the date hereof by Staples for the benefit of the Agent and the Purchasers.

                  "PAYMENT DATE" means, (a) the seventeenth calendar day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and (b) following the occurrence and during the continuation of an Event of Termination, each other Business Day so designated by the Agent in its sole discretion.

                  "PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

                  (b) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company organized under the laws of the United States or any state and subject to authorities; PROVIDED, that the short-term obligations of such depository institution or trust company are rated in one of the two highest available rating categories by the Rating Agencies;

                  (c) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of the acquisition are rated A-1 or better by S&P and P-1 by Moody's;

                  (d) securities of money market funds rated Aam or better by S&P and Aa2 or better by Moody's; and

                  (e) repurchase obligations secured by an investment described in CLAUSE (a) above with a market value greater than the repurchase obligation, PROVIDED that such security is held by a third party custodian which has a rating for its short-term, unsecured debt or commercial paper (other than such obligations the rating of which is based on the credit of a Person other than such custodian) of P-1 by Moody's and at least A-1 by S&P.

                  "PERMITTED LIENS" means any of the following:

                  (a) liens, charges or other encumbrances for taxes and assessments (i) which are not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining adequate reserves in accordance with generally accepted accounting principles;

                  (b) liens, charges or encumbrances in favor of the Purchasers, any Liquidity Provider (but only in connection with this Agreement) or the Agent;

                  (c) liens, charges or other encumbrances related to storage, work, labor, usage or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings the effect of which is to stay the enforcement of any such lien, charge or encumbrance; and

                  (d) imperfections in title or liens arising by operation of law not material in amount and which, individually or in the aggregate, do not materially interfere with the rights hereunder of any Purchaser or the Agent in the Receivables Assets.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

                  "PLAN" means, with respect to any Person, an employee benefit plan defined in Section 3(3) of ERISA in respect of which such Person or any ERISA Affiliate of such Person is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "PLEDGED COLLATERAL" has the meaning given such term in the Sale and Contribution Agreement.

                  "PRO RATA SHARE" means, for any Committed Purchaser, a fraction (expressed as a percentage) computed by dividing such Committed Purchaser's Commitment by the Purchase Limit.

                  "PROGRAM FEE" has the meaning given such term in the Fee
Letter.

                  "PURCHASE" means a purchase by a Purchaser of an undivided percentage ownership interest in the Receivables Assets from the Seller pursuant to SECTION 2.01 and SECTION 2.02.

                  "PURCHASE LIMIT" means at any time $175,000,000, PROVIDED, HOWEVER, that at all times on and after the Termination Date, the "PURCHASE LIMIT" shall mean the aggregate outstanding Capital.

                  "PURCHASE PRICE" has the meaning given such term in SECTION 2.02(d).

                  "PURCHASE REQUEST" means a written notice, in substantially the form of EXHIBIT B, delivered by the Seller to the Agent for the Purchasers and requesting a Purchase pursuant to SECTIONS 2.01 and 2.02.

                  "PURCHASER" means the Conduit Purchaser or a Committed Purchaser, as applicable, and "PURCHASERS" means the Conduit Purchaser and the Committed Purchasers.

                  "PURCHASER RATE" means, for any Yield Period (i) with respect to any portion of the Capital held by the Committed Purchasers or any of the Liquidity Providers, a rate equal to the Assignee Rate for such Yield Period, and (ii) with respect to the Conduit Purchaser, (x) the CP Rate, or (y) a rate equal to the Assignee Rate for such Yield Period if at any time and for any reason whatsoever, (1) the Conduit Purchaser shall not fund Purchases or maintain Capital during such Yield Period through the issuance of CP Notes in the United States commercial paper market, (2) the Agent shall have required that Payment Dates occur more frequently than monthly pursuant to the definition of "Payment Date" or (3) the Purchaser shall have assigned Capital to a Liquidity Provider assignee pursuant to SECTION 9.04.

                  "QUILL" means Quill Corporation, a Delaware corporation, together with its successors and permitted assigns.

                  "QUILL ACCOUNT" means that certain account maintained by Quill at American National Bank and Trust Company account no. 667986, account name:
"Quill Corporation as Servicer for Lincolnshire Funding, LLC and Citicorp North America, Inc. as Agent", for the purpose of receiving Collections related to the Quill Receivables.

                  "QUILL ACCOUNT CONTROL AGREEMENT" means that certain agreement regarding the Quill Account by and among Quill, the Seller, Hackensack, the Servicer, the Agent and American National Bank and Trust Company, as the same may be amended from time to time.

                  "QUILL P.O. BOX" means that certain Post Office Box at Quill Corporation, P.O. Box 94081, Palatine, IL 60094-4081.

                  "QUILL P.O. BOX CERTIFICATE" means that certain certificate executed by Quill and delivered to the Agent.

                  "QUILL RECEIVABLE" means any Receivable originated by Quill.

                  "RATE VARIANCE FACTOR" means 1.5 or such other number selected by the Agent as reflecting the potential variance in selected interest rates over a period of time equivalent to the Turnover Days and notified by the Agent to the Servicer upon at least five (5) days' notice.

                  "RATING AGENCY" means, as applicable, either or both of S&P and Moody's or their respective successors.

                  "RECEIVABLE" means all indebtedness of an Obligor arising under a Contract from the sale or merchandise or provision of services by an Originator, including all interest and finance charges.

                  "RECEIVABLES ASSETS" means, at any time, all then outstanding Receivables, Related Security with respect to such Receivables, the Lock-Box Accounts, the Quill P.O. Box, the Quill Account, all right, title and interest of the Seller in, to and under the Sale and Contribution Agreement, the Originator Sale Agreement and all Pledged Collateral all other proceeds of the foregoing, including, without limitation, all Collections of Receivables.

                  "RECEIVABLES INTEREST" means the undivided percentage ownership interest of a Purchaser in the Receivables Assets, including the Receivables and the Related Security and Collections related thereto. The Receivables Interest of any Purchaser is expressed as a fraction of the total Receivables Assets, and shall at any time be equal to such Purchaser's ratable share (in accordance with each Purchaser's Capital) of an amount computed as follows:

                                   C + RR + AA
                                   -----------
                                      NRPB

where:

C        =        The aggregate outstanding amount of Capital at such time.

RR       =        The Required Reserves at such time.

AA       =        The Adjustment Amount.

NRPB     =        The Net Receivables Pool Balance at such time.

PROVIDED, that from and after the Termination Date until the Final Collection Date the aggregate Receivables Interests of all Purchasers shall be equal to 100% and the Receivables Interest of each individual Purchaser shall be equal to a fraction the numerator of which is equal to such Purchaser's Capital and the denominator of which is equal to the aggregate outstanding Capital hereunder. On the Final Collection Date, the aggregate Receivables Interests of all Purchasers shall reduce to zero.

                  "RECORDS" means all agreements, documents, instruments, books, records and other information maintained by or on behalf of the Seller with respect to the Receivables, the related Obligors, the Pledged Collateral and the other Related Security.

                  "REINVESTMENT PURCHASE" has the meaning assigned to that term in SECTION 2.02(a).

                  "RELATED SECURITY" means, with respect to any Receivable, (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the related contract with the Obligor or otherwise, (ii) the assignment to the Agent, for the benefit of the Purchasers, of all UCC financing statements or other filings covering any collateral securing payment of such Receivable, (iii) all guarantees, prepayment penalties, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, (iv) all Records related to such Receivable, (v) the Sale Agreement Assets and (vi) all proceeds of the foregoing.

                  "REQUIRED RESERVES" means, at any time, the sum of (i) the Loss Reserve, (ii) the Yield and Fee Reserve, and (iii) the excess, if any, of the Dilution Reserve over the Sr. Portion Valuation Amount in effect at such time.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, the chief financial officer, the treasurer or controller, or such other senior officers having titles or responsibilities comparable to such officers, of such Person.

                  "ROCHESTER" means Rochester Capital, LLC a Delaware limited liability company.

                  "ROCHESTER NOTE" means that certain intercompany note in the amount of $2.2 billion issued by Rochester for the benefit of Staples West and contributed by Staples West to Hackensack.

                  "SALE AND CONTRIBUTION AGREEMENT" means that certain Receivables Sale and Contribution Agreement dated as of the date hereof between Hackensack and the Seller, as the same may be amended from time to time.

                  "SALE AGREEMENT ASSETS" means all right, title and interest of the Seller in, to and under the Sale and Contribution Agreement, the Originator Sale Agreement, and the Pledged Collateral, including, without limitation, (x) all obligations due and to become due to the Seller thereunder or in connection therewith, whether as principal, interest, fees, expenses, costs, indemnities, insurance recoveries, damages for breach or otherwise, (y) all right of the Seller to amend, modify or waive, or to direct, instruct or request any action under, any term or provision thereof and (z) all rights, remedies, powers, privileges and claims of the Seller against either Originator, Hackensack, Staples, Rochester or any other Person thereunder.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "SCC" means Staples Contract & Commercial, Inc., a Delaware corporation, together with its permitted successors and assigns.

                  "SCC RECEIVABLE" means any Receivable originated by SCC.

                  "SCHEDULED TERMINATION DATE" means October 25, 2001, as such date may be extended from time to time with the consent of the parties hereto.

                  "SELLER" means Lincolnshire Funding, LLC., a Delaware limited liability company, in its capacity as Seller hereunder, together with its successors and permitted assigns.

                  "SELLER REPORT" means a report, in substantially the form of EXHIBIT C, furnished by the Servicer to the Agent for the Purchasers pursuant to
SECTION 5.02(c).

                  "SERVICER" means at any time the Person(s) then authorized pursuant to SECTION 6.01 to service, administer, bill and collect Receivables.

                  "SERVICER DEFAULT" means the occurrence of any of the following with respect to the Servicer:

                  (a) the Servicer shall fail to forward any deposit of Collections to be forwarded by it hereunder (i) in respect of Capital, when due, and (ii) in respect of Yield or any other amount owed by the Servicer, within three Business Days after such payment or deposit was due to be made or forwarded; or

                  (b) the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for three (3) Business Days after the Servicer obtains knowledge of such failure or notice of such failure is delivered by the Agent to the Servicer, except that the failure to perform or observe any such term or covenant which is related to the generation or delivery of a Seller Report shall be a "Servicer Default" if such failure remains unremedied for five days; or

                  (c) any representation or warranty made or deemed to be made by the Servicer (or any of its Designated Officers) under this Agreement, any Seller Report or any Purchase Request shall prove to have been false or incorrect in any material respect when made; or

                  (d) (i) the Servicer shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property which proceeding has not been dismissed or stayed within sixty days; or (ii) the Servicer's Board of Directors shall vote affirmatively to authorize any of the actions set forth in CLAUSE (i) above in this SUBSECTION (d); or

                  (e) there shall have occurred any event which materially and adversely affects the ability of the Servicer to collect Receivables generally or the ability of the Servicer to perform its obligations hereunder;

                  (f) an Event of Termination shall occur that is not an Event of Termination described in any of SECTIONS 7.01(g) or (h);

                  (g) the Servicer shall fail to pay any principal of or premium or interest on any Indebtedness having a principal amount of $10,000,000 or greater when the same becomes due and payable; or

                  (h) the Servicer shall resign, be replaced or otherwise cease to perform as Servicer hereunder (other than pursuant to SECTION 6.01(a)) or the Servicer shall resign, be replaced or otherwise cease to perform as Servicer with respect to the "Purchased Assets" and Related Security under the Sale and Contribution Agreement (other than pursuant to SECTION 2.06 thereof).

                  "SERVICER FEE" means a fee with respect to each Settlement Period, payable in arrears on each Payment Date for the account of the Servicer, in an amount equal to (a) so long as Staples is the Servicer, the product of (i) the outstanding Capital as of the last day of the immediately prior Settlement Period times (ii) a per annum rate of one-fourth of one percent (0.25%) times
(iii) a fraction equal to the number of actual days elapsed in such Settlement Period divided by 360 and (b) if Staples is not the Servicer, the lesser of (i) the product of (A) the outstanding Capital as of the last day of the immediately prior Settlement Period times (B) a per annum rate of one percent (1.0%) times
(C) a fraction equal to the number of actual days elapsed in such Settlement Period divided by 360 and (ii) 110% of such Servicer's reasonable costs and expenses of servicing the Receivables.

                  "SETTLEMENT PERIOD" means a period equal to one calendar month, provided however, that the first Settlement Period shall commence on the Effective Date and terminate on the last day of the calendar month in which such Settlement Period commenced.

                  "SR. PORTION" means that certain senior interest in an amount of $25,000,000 in the Rochester Note pledged by Hackensack to the Seller pursuant to SECTION 2.14 of the Sale and Contribution Agreement.

                  "SR. PORTION VALUATION AMOUNT" means, at any time, (i) if Staples is rated at least BBB- by S&P and Baa3 by Moody's or each Deemed Rating, if applicable, is at least equal to an equivalent rating, an amount not to exceed $25,000,000 and (ii) if Staples is rated below BBB- by S&P or Baa3 by Moody's or any Deemed Rating, if applicable, is less than an equivalent rating, an amount, not to exceed $25,000,000 to be determined by the Agent in its sole discretion; PROVIDED that (x) if there has been a default under the Rochester Note, the Sr. Portion Valuation Amount shall be zero; and (y) in no event shall the Sr. Portion Valuation Amount be greater that the principal balance of the Rochester Note.

                  "STAPLES" means Staples, Inc., a Delaware corporation, together with its successors and permitted assigns.

                  "STAPLES WEST" means Staples the Office Superstore, Inc., a Delaware corporation, together with its successors and permitted assigns.

                  "STRUCTURING FEE" has the meaning given such term in the Fee Letter.

                  "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "TERMINATION DATE" means the earliest to occur of (i) the Scheduled Termination Date, (ii) the declaration or automatic occurrence of the Termination Date pursuant to SECTION 7.01, (iii) that Business Day which the Seller designates as the Termination Date by notice to the Agent at least thirty
(30) days prior to such Business Day, (iv) the fifth anniversary of the Initial Purchase Date and (v) the occurrence of the "Termination Date" under and as defined in the Sale and Contribution Agreement.

                  "TRANSACTION PARTY" means the Seller, Hackensack, either Originator, Staples and the Servicer (so long as it is Staples or an Affiliate thereof).

                  "TURNOVER DAYS" means, at any time, the product of (i) the average, for the immediately preceding three calendar months, of the aggregate Outstanding Balance of all Receivables at the end of each such month, DIVIDED BY the average, for each such month, of the aggregate Collections received during each such month, TIMES (ii) the average weighted payment terms in days, which number shall be no less than 61.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "UPFRONT LIQUIDITY FEE" has the meaning given such term in the Fee Letter.

                  "YIELD" means, for any Yield Period, an amount equal to:

                             (PR x C x ED/360) + AY

where:

C        =        the average daily outstanding Capital during such Yield
                  Period;

PR       =        the weighted average daily (calculated as a function of not only the interest rate but also the amount of Capital allocated to such interest rate) Purchaser Rate for such Yield
                  Period;

ED       =        the actual number of days elapsed during such Settlement
                  Period;

AY       =        any accrued and unpaid Additional Yield which became due and owing during such Yield Period.

                  "YIELD AND FEE RESERVE" means, the sum of (x) accrued and unpaid Yield, Servicer Fees, Program Fees, Ongoing Liquidity Fees and Conduit Fees and (y) an amount equal to the product of (i) the outstanding Capital and
(ii) an amount equal to the following:

                  ((RV x LR) + PF + SF + 1.5%) x (TD + CDP)/360

where:

RV       =        the Rate Variance Factor;

LR       =        the LIBO Rate for a one-month Yield Period commencing on the date the Yield and Fee Reserve is calculated;

PF       =        the percentage per annum used to calculate the Program Fee;

SF       =        the percentage per annum used to calculate the Servicing Fee;

TD       =        the calculation of Turnover Days; and

CDP      =        the Collection Delay Period.

                  "YIELD PERIOD" means (a) with respect to any portion of the Capital for which the Purchase Rate is equal to the CP Rate, each Settlement Period and (b) with respect to any other portion of Capital, the period from and including a Payment Date (or, if later, the Initial Purchase Date) to but not excluding the next succeeding Payment Date.

                  SECTION 1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. Each of the foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any agreements, documents or instruments shall be references to the same as amended, restated, supplemented or otherwise modified from time to time. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.03. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 1.04. CALCULATION OF CERTAIN RATIOS. The parties hereto acknowledge that the Servicer lacks complete aging information with respect to the Quill Receivables for purposes of calculating, as of any date or during any Settlement Period prior to the Effective Date, the outstanding amount of Defaulted Receivables, Delinquent Receivables, or Receivables which are more than 90 days but less than and equal to 120 days past due. To the extent that the calculations of the Eligible Receivables, Net Receivables Pool Balance, Required Reserves, Default Ratio, Delinquency Ratio, Loss-to-Liquidation Ratio, or the calculation of any other ratios required to be made hereunder are based on such characteristics of the Receivables during any period or as of any date prior to the Effective Date and for which there is insufficient information, the parties agree that such missing information shall be as determined by the Agent based on its review of the available historical information provided by the Servicer for such periods and reasonably agreed to by the Servicer.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 2.01. THE PURCHASE FACILITY. (a) Upon the terms and subject to the conditions set forth in this Agreement, from the Effective Date through the Business Day immediately preceding the Termination Date, the Seller agrees to sell undivided percentage ownership interests in the Receivables Assets, and the Conduit Purchaser may, in its sole discretion, purchase, and if the Conduit Purchaser declines to so purchase, the Committed Purchasers shall purchase, such undivided percentage ownership interests.

                  (b) The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part (ratably among the Committed Purchasers) the unused portion of the Purchase Limit; PROVIDED that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and PROVIDED FURTHER that in no event may the Purchase Limit be reduced to an amount less than the aggregate outstanding Capital hereunder.

                  SECTION 2.02. MAKING THE PURCHASES. (a) Each purchase of undivided percentage ownership interests in the Receivables Assets by the Purchasers hereunder shall consist of either (i) a purchase made by the applicable Purchasers with new funds provided by such Purchasers (each, a "CAPITAL PURCHASE") or (ii) a purchase made by the applicable Purchasers with funds consisting of Collections allocated to the Capital of such Purchasers pursuant to the terms of this Agreement (each, a "REINVESTMENT PURCHASE"). The first purchase hereunder shall be a Capital Purchase.

                  (b) CAPITAL PURCHASES. The Seller shall provide the Agent with a purchase notice, in the form of EXHIBIT B (each a "PURCHASE REQUEST"), at least three Business Days prior to each Capital Purchase. Each Purchase Request shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (not to be less than $1,000,000) and date of purchase (which shall be a Business Day). Following receipt of a Purchase Request, the Agent will determine whether the Conduit Purchaser will make the requested Capital Purchase. If the Conduit Purchaser declines to make such Capital Purchase, the Agent shall promptly notify the Seller and the Seller may, on the day it receives such notice, either
(x) cancel the applicable Purchase Request or (y) request that the Committed Purchasers make such Capital Purchase, in each case by notice to the Agent. If the Seller does not so notify the Agent, then the applicable Purchase Request is canceled. On the date of each Capital Purchase, upon satisfaction of the applicable conditions precedent set forth in ARTICLE III, the Conduit Purchaser or each Committed Purchaser, as applicable, shall make available to the Agent at its address listed beneath its signature on its signature page to this Agreement, in same day funds, an amount equal to (1) in the case of the Conduit Purchaser, the aggregate Purchase Price with respect to such Capital Purchase, and (2) in the case of a Committed Purchaser, such Committed Purchaser's Pro Rata Share of the aggregate Purchase Price with respect to such Capital Purchase. After receipt by the Agent of such funds, the Agent will make such funds available to the Seller by wire transfer to such account as shall have been designated by the Seller.

                  (c) REINVESTMENT PURCHASES. On each Business Day until the Business Day immediately preceding the Termination Date on which Collections are received by the Servicer, the Seller hereby requests that the Purchasers make, and the Purchasers hereby agree to make and shall automatically be deemed to have made a Reinvestment Purchase with a Purchase Price equal to the aggregate amount of Collections allocated to the Capital of such Purchaser on such Business Day pursuant to SECTION 2.04, if any, unless, with respect to the Conduit Purchaser, the Agent shall have notified the Seller and the Servicer that the Conduit Purchaser shall not make such Reinvestment Purchase for any reason. If the Agent provides such notice, the Collections allocated to the Capital of the Conduit Purchaser on such Business Day pursuant to SECTION 2.04 shall be applied in reduction of the Conduit Purchaser's Capital in accordance with such Section.

                  (d) PURCHASE PRICE. The purchase price (the "PURCHASE PRICE")
(i) with respect to a Capital Purchase shall be equal to the amount requested by the Seller to be paid by the applicable Purchasers pursuant to SECTION 2.02(A), and (ii) with respect to a Reinvestment Purchase shall be equal to the amount of Collections allocated to the Capital of the relevant Purchasers and available for such purpose pursuant to SECTION 2.04. The Purchase Price for a Capital Purchase may in no event be greater than the excess, if any, of (1) the lesser of the Purchase Limit and the Adjusted Net Receivables Pool Balance on the date of such Purchase, OVER (2) the aggregate amount of outstanding Capital (before giving effect to such Purchase).

                  (e) EFFECT OF PURCHASES. Upon each Purchase, the Seller sells, assigns and conveys an undivided percentage ownership interest in the Receivables Assets to the Agent for the benefit of the applicable Purchasers, and such Purchasers hereby purchase and acquire such undivided percentage ownership interest. If at any time a court characterizes the transactions hereunder as loans by the Purchasers to the Seller, then this agreement will constitute a security agreement under the applicable law. The Seller hereby pledges, grants a security interest in and assigns to the Agent, for the benefit of the Purchasers, all of the right and title to and interest in the Receivables Assets, including the Receivables, the Related Security and Collections, as security for such loans and for the payment and performance of all obligations of the Seller hereunder (including, if a court characterizes the transactions hereunder as loans by the Purchasers to the Seller, the Seller's obligation to repay such loans).

                  (f) VOLUNTARY REDUCTIONS IN CAPITAL. The Seller may, upon two
(2) Business Days' prior notice to the Agent, reduce the outstanding Capital in the minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof by remitting cash to the Agent for application against Capital, together with, if such reduction in Capital occurs on any date other than a Payment Date, the Breakage Amount, PROVIDED, HOWEVER, that if such reduction of Capital is being made in connection with a termination of the facility pursuant to SECTION 7.01, the aforesaid notice requirement and dollar limitations shall not apply.

                  SECTION 2.03. YIELD AND FEES. (a) Yield shall accrue on the outstanding Capital on each day during each Yield Period at the applicable Purchaser Rate. On each Payment Date, the Seller shall pay to the Purchasers an amount equal to accrued and unpaid Yield with respect to each Yield Period ending on or prior to such Payment Date from Collections in accordance with
SECTION 2.04.

                  (b) On each Payment Date, the Seller shall pay to the Purchasers an amount equal to the sum of the Program Fees, the Ongoing Liquidity Fees, the Conduit Fees and Other Fees with respect to the immediately preceding Settlement Period from Collections in accordance with SECTION 2.04.

                  SECTION 2.04. SETTLEMENT PROCEDURES.

                  (a) DEEMED COLLECTIONS. If on any day the Outstanding Balance of a Receivable is either reduced or canceled as a result of a Dilution Factor, the Seller shall be deemed to have received on such day a Collection of such Receivable in an amount equal to the amount of such reduction or, in the case of a cancellation, in an amount equal to the Outstanding Balance of such Diluted Receivable. If the Seller is on any day deemed to have received Collections pursuant to this SECTION 2.04(a), the Seller shall pay to the Servicer on such day an amount of funds equal to such deemed Collections.

                  (b) DAILY ALLOCATION OF COLLECTIONS. Both before and after the Termination Date, on each Business Day during a Settlement Period, the Servicer shall determine the Collections of Receivables received on such day and shall:

                  (i) first, set aside and hold in trust for the Purchasers for further application on the succeeding Payment Date pursuant to SECTION 2.04(c) or (d) below, the sum of (A) the aggregate of the amounts required to be paid to the Affected Parties on the next Payment Date pursuant to SECTION 2.04(c)(i) or (d)(i), as applicable, accrued through such day and not so previously set aside, PLUS (B) subject to the provisions of SECTION 2.04(e)(i), if the Agent has notified the Seller and the Servicer that the Conduit Purchaser will not make any more Reinvestment Purchases, an amount equal to the outstanding Capital of the Conduit Purchaser, PLUS (C) if outstanding Capital exceeds Maximum Capital on such Business Day, the amount of such excess (it being understood that the amount set aside in this clause (C) may be released for further application under this

         SECTION 2.04(b) on a subsequent Business Day prior to the next succeeding Payment Date if and to the extent that outstanding Capital on such subsequent Business Day no longer exceeds Maximum Capital) plus
         (D) if the Termination Date has occurred, all remaining amounts; and

                  (ii) second, pay the balance of such Collections to the Seller in payment of the Purchase Price for a Reinvestment Purchase (allocated ratably among all of the Purchasers or, if the Agent has notified the Seller and the Servicer that the Conduit Purchaser shall not make any more Reinvestment Purchases, allocated ratably among the Committed Purchasers).

                  (c) ALLOCATION OF COLLECTIONS ON PAYMENT DATES PRE-TERMINATION DATE. On each Payment Date before the Termination Date, the Servicer shall deposit into the Collection Account all Collections set aside and held in trust pursuant to SECTION 2.04(b) above during the immediately preceding Settlement Period, and the Agent shall apply all such Collections as follows:

                  (i) first, in payment of the following amounts in the following order for allocation to the relevant Affected Parties: (1) Yield, (2) Ongoing Liquidity Fees, (3) Program Fees, (4) Conduit Fees,
         (5) Other Fees and (6) Servicer Fees, in each case to the extent accrued and unpaid;

                  (ii) second, to the extent of any amounts set aside under CLAUSES (B) or (C) of SECTION 2.04(b)(i), to the Purchasers in reduction of outstanding Capital, to be distributed (x) in the case of amounts set aside under clause (C), to the Purchasers ratably in accordance with the Receivables Interests of the Purchasers and (y) in the case of amounts set aside under clause (B), to the Conduit Purchaser in an amount equal to the Conduit Purchaser's ratable share (in accordance with the Receivables Interests of the Purchasers) of such amounts until the Conduit Purchaser's outstanding Capital is reduced to zero; and

                  (iii) third, to the Seller in payment of the Purchase Price for a Reinvestment Purchase (allocated ratably among all of the Purchasers or, if the Agent has notified the Seller and the Servicer that the Conduit Purchaser shall not make any more Reinvestment Purchases, allocated ratably among the Committed Purchasers).

                  (d) ALLOCATION OF COLLECTIONS ON PAYMENT DATES POST-TERMINATION DATE. On each Payment Date on and after the Termination Date, the Servicer shall deposit into the Collection Account all Collections set aside and held in trust pursuant to SECTION 2.04(b) above during the immediately preceding Settlement Period, and the Agent shall apply all such Collections as follows:

                  (i) first, in payment of accrued and unpaid Yield for each Yield Period ending on or prior to such Payment Date, for allocation ratably among the Purchasers;

                  (ii) second, in payment of the following amounts in the following order, for allocation to the relevant Affected Parties (to the extent then accrued and unpaid): (1) Ongoing Liquidity Fees, (2) Program Fees, (3) Conduit Fees, (4) Other Fees, and (5) Servicer Fees;

                  (iii) third, in payment of outstanding Capital, for allocation ratably among the Purchasers;

                  (iv) fourth, in payment of all other amounts due and payable to the Affected Parties; and

                  (v) fifth, following the Final Collection Date, the balance to the Seller.

                  (e) ASSIGNMENTS FROM THE CONDUIT PURCHASER TO THE LIQUIDITY PROVIDERS.

                  (i) If the Agent has notified the Seller and the Servicer that the Conduit Purchaser has elected in its discretion not to make any more Reinvestment Purchases, the Conduit Purchaser will, if the Seller so requests and so long as the Termination Date shall not have occurred, assign to the Liquidity Providers pursuant to SECTION 9.04 all of the Conduit Purchaser's right, title to and interest in, all Receivables Interests then owned by the Conduit Purchaser. All such assignments shall be subject to the terms of the related Asset Purchase Agreement (it being understood that no Liquidity Provider shall be required to purchase any Receivables Interest to the extent that, after giving effect thereto, such Liquidity Provider's Capital (including any Capital for Receivables Interests purchased from the Conduit Purchaser as described below) would exceed the amount of its Commitment under such Asset Purchase Agreement).

                  (ii) Upon each assignment described in subsection (i) and upon any other assignment of Receivables Interests by the Conduit Purchaser to the Liquidity Providers, (i) all Receivables Interests previously owned by the Conduit Purchaser and so assigned shall become Receivables Interests owned by the Liquidity Providers, (ii) the Capital so assigned and previously allocated to the Conduit Purchaser shall be deemed reduced for all purposes of this Agreement; (iii) all such Capital shall be allocated to new Yield Periods commencing on the date of such assignment, the Purchaser Rate for which shall equal the Assignee Rate; and (iv) the Seller shall be responsible for any Breakage Amounts associated with such assignment. No such assignment shall relieve the Seller's obligation to pay to the Conduit Purchaser all accrued and unpaid Yield with respect to the Receivables Interests so assigned, to the same extent as would have been required upon an optional reduction of all Capital of such Receivables Interests on such date, together with all fees and other amounts then owing to the Conduit Purchaser hereunder as of such date.

                  (iii) Nothing in this Section 2.04(e) shall be deemed to limit any rights of the Conduit Purchaser under any other provisions of this Agreement to assign its right, title to and interest in any Receivables Interests owned by the Conduit Purchaser.

                  SECTION 2.05. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to such account as the Agent may designate from time to time in writing. The Seller and the Servicer shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited by such Person when due hereunder at 2% per annum above the Base Rate, payable on demand. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to the applicable Purchaser or the applicable Liquidity Provider, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to, such Purchaser or such Liquidity Provider. All computations of interest and all computations of Yield, Ongoing Liquidity Fees, Program Fees, Conduit Fees, Servicer Fees and Other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. In no event shall any provision of this Agreement require the payment or permit the collection of Yield or interest in excess of the maximum permitted by applicable law. In the event that any payment hereunder (whether constituting a payment of Capital, Yield or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

                  SECTION 2.06. ADDITIONAL YIELD. To the extent Yield is calculated during any Yield Period by reference to the LIBO Rate, the Seller shall pay to the Agent for the account of the Purchasers and the Liquidity Providers (without duplication of amounts otherwise payable hereunder) so long as Citibank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield ("ADDITIONAL YIELD") on outstanding Capital for each day during such Yield Period, at a rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate of such Yield Period from (ii) the rate obtained by dividing such LIBO Rate by the percentage equal to 100% minus the Eurodollar Reserve Percentage for such Yield Period.

                  SECTION 2.07. YIELD PROTECTION. (a) If due to either: (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation (other than laws or regulations relating to taxes) after the date hereof or (ii) the compliance by any Purchaser, any Liquidity Provider or CNAI with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the date hereof, (1) there shall be an increase in the cost to such Purchaser or such Liquidity Provider of accepting, funding or maintaining any Purchase hereunder, (2) there shall be a reduction in the amount receivable with regard to any Receivables Asset (3) such Purchaser or such Liquidity Provider shall be required to make a payment calculated by reference to the Receivables Interests purchased by it or Yield received by it, then the Seller shall, from time to time, upon demand by the Agent, pay the Agent for the account of such Purchaser or such Liquidity Provider (as a third party beneficiary, in the case of any Affected Party other than one of the Purchasers), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which the Agent reasonably determines is attributable to accepting, funding and maintaining any Purchase hereunder. In determining such amount, the Agent may use any reasonable averaging and attribution methods. The applicable Purchaser or the applicable Liquidity Provider shall submit to the Seller a certificate describing in reasonable detail the basis for and the calculation of such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes. Each of the Agent, each Purchaser and each Liquidity Provider agrees to use reasonable efforts to promptly notify the Seller upon learning that amounts for which it is entitled to seek reimbursement under this SECTION 2.07 have begun to accrue.

                  (b) Prior to demand by any Affected Party of amounts owing under this SECTION 2.07, the Affected Party agrees (in order to receive amounts due pursuant to this SECTION 2.07) that it will use reasonable efforts to reduce or eliminate any claim for compensation pursuant to said SECTION 2.07 including, subject to applicable law, a change in its applicable lending office for this transaction; PROVIDED, HOWEVER, that nothing herein contained shall obligate an Affected Party to take any action which, in the reasonable opinion of such Affected Party, is unlawful, otherwise adverse to its interests or results in any unreimbursed cost or expense to such Affected Party, which cost or expense would not have been incurred but for such action.

                  (c) Notwithstanding anything herein to the contrary, the Seller shall not be obligated to pay any amounts under this SECTION 2.07, to the extent such amounts resulted from an increased cost incurred, amount not received or required payment made or to be made occurring or imposed more than 180 days prior to the date of the certificate in which such amounts were set forth; PROVIDED, THAT, for the purposes of the foregoing, any such increased cost, reduction or required payment shall be deemed to have been incurred or imposed, as applicable, on the date on which such increased cost, reduction or required payment is actually incurred or imposed, whether or not such increased cost relates back to a period of time prior to such date.

                  SECTION 2.08. INCREASED CAPITAL. (a) If either (i) the introduction of or any change in or in the interpretation by any Governmental Authority of any law or regulation or (ii) compliance by any Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Affected Party or such Affected Party reasonably determines that the amount of such capital is increased by or based upon the existence of any Purchaser's agreement to make or maintain Purchases hereunder and other similar agreements or facilities, then, upon demand by such Affected Party or the Agent, the Seller shall immediately pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Purchasers) or the Agent for the account of such Affected Party from time to time, as specified by such Affected Party or the Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or the Agent on behalf of such Affected Party reasonably determines such increase in capital to be allocable to the existence of the applicable Purchaser's agreements hereunder. A certificate describing in reasonable detail the basis for and calculation of such amounts submitted to the Seller by such Affected Party or the Agent, shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  (b) If any reduction in the Capital of any Purchaser occurs on any date other than a Payment Date or any Capital Purchase to be made on the date specified in the applicable Purchase Request is not made for any reason, the Seller shall, upon demand by the Agent, pay the Agent for the account of such Affected Party any Breakage Amounts in connection therewith. Such Affected Party shall submit to the Seller and the Agent a certificate as to such amounts, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  (c) Prior to demand by any Affected Party of amounts owing under this SECTION 2.08, such Affected Party agrees (in order to receive amounts due pursuant to this SECTION 2.08) that it will use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to said SECTION 2.08 including, subject to applicable law, a change in its applicable lending office for this transaction; PROVIDED, HOWEVER, that nothing herein contained shall obligate any Affected Party to take any action which, in the reasonable opinion of such Affected Party, is unlawful, otherwise adverse to its interests or results in any unreimbursed cost or expense to such Affected Party, which cost or expense would not have been incurred but for such action.

                  (d) Notwithstanding anything herein to the contrary, the Seller shall not be obligated to pay any amounts under SECTION 2.08(a), to the extent such amounts resulted from an increased cost or expense incurred or imposed more than 180 days prior to the date of the certificate in which such amounts were set forth; PROVIDED, THAT, for the purposes of the foregoing, any such increased cost or expense shall be deemed to have been incurred or imposed, as applicable, on the date on which such increased cost or expense is actually incurred or imposed, whether or not such increased cost relates back to a period of time prior to such date.

                  SECTION 2.09. TAXES. (a) Except to the extent required by applicable law, any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Seller hereunder shall be made, in accordance with SECTION 2.05, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (except for net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or in which it is otherwise doing business or any political subdivision thereof). If the Seller or the Servicer shall be required by law to make any such deduction,
(i) the Seller shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.09), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder.

                  (c) Each Affected Party which is not organized under the laws of the United States or any State thereof shall, prior to the time at which such Affected Party becomes a party to or obtains rights under this Agreement, and prior to any payment being made by the Seller to such Affected Party, deliver to the Seller (to the extent it may do so under applicable laws and regulations)
(i) two duly completed and executed copies of the IRS Form 1001 or 4224 (or any successor form) as applicable; or (ii) an IRS Form W-8 (or any successor form), as applicable; and (iii) such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Seller to make payments to, and deposit funds to or for the account of, such Affected Party hereunder and under the other Facility Documents without any deduction or withholding for or on account of any tax. Each such Affected Party shall submit to the Seller (copied to the Agent) two updated, completed, and duly executed versions of: (i) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Seller or the substitution of such form; and
(ii) such extensions or renewals thereof as may reasonably be requested by the Seller.

                  SECTION 2.10. TAX TREATMENT. It is the intention of the Seller, the Servicer, the Agent and the Purchasers that, with respect to all state, federal and local taxes, the Purchases hereunder and any outstanding Capital will be treated as indebtedness of the Seller to the Purchasers secured by the Receivables Assets (the "Intended Characterization"). Each of the Seller, the Servicer, the Agent and the Purchasers, by entering into this Agreement, agrees to report such transactions for the purposes of all taxes in a manner consistent with the Intended Characterization.

                  SECTION 2.11. SALE AGREEMENT ASSETS. (a) The Seller acknowledges that all of the Seller's right, title and interest in, to and under the Sale Agreement Assets (including rights relating to the pledge of the Sr. Portion) are part of the Receivables Assets assigned to the Agent for the benefit of the Purchasers hereunder. The Agent agrees that, without limiting the provisions of SECTION 5.01(l) or SECTION 5.03(n), until the occurrence and continuance of an Event of Termination, the Seller shall have the right to enforce the Seller's rights and remedies under the Sale and Contribution Agreement. The assignment to the Agent pursuant to this SECTION 2.11 shall terminate upon the Final Collection Date; PROVIDED, HOWEVER, that the rights of the Agent pursuant to such assignment with respect to rights and remedies in connection with any indemnification or any breach of any representation, warranty or covenant made by Hackensack in the Sale and Contribution Agreement shall be continuing and shall survive any termination of such assignment.

                  (b) The Seller shall cause all instruments representing or evidencing the Pledged Collateral to be delivered to and held by the Agent. Each such instrument shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Seller shall instruct Hackensack and Rochester to cause all payments in respect of the Pledged Collateral to be made directly to the Agent. In the event the Seller shall at any time receive any payment on or with respect to any Pledged Collateral, the Seller shall immediately so notify the Agent and shall forthwith deliver the same to the Agent in the form received to be held by the Agent. Any Pledged Collateral delivered to the Agent hereunder shall be held and applied by the Agent in accordance with the terms of the Sale and Contribution Agreement and this Agreement.

                                  ARTICLE III

                             CONDITIONS OF PURCHASES

                  SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The Agent shall have received all fees due and payable on the Effective Date in accordance with the terms of the Fee Letter and shall have also received each of the documents, instruments, opinions and other agreements listed on EXHIBIT H as a condition precedent to the initial Purchase.

                  SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase (including the initial Purchase and each Reinvestment Purchase) by the Purchasers from the Seller shall be subject to the further conditions precedent that on the date of each Purchase, each of the following shall be true and correct both before and after giving effect to such Purchase:

                  (i) The representations and warranties contained in ARTICLE IV are correct on and as of such day as though made on and as of such date (except for those representations and warranties which are made only as of a certain date, in which case such representations and warranties shall be correct on and as of the date made),

                  (ii) No event has occurred and is continuing, or would result from such Purchase which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and

                  (iii) With respect to Purchases requested to be made by the Conduit Purchaser, the Agent shall not have delivered to the Seller a notice stating that the Conduit Purchaser shall not make any further Purchases hereunder.

Each delivery of a Purchase Request to the Agent, and the acceptance by the Seller of the Purchase Price with respect to any Purchase, shall constitute a representation and warranty by the Seller that, as of the date of such Purchase, both before and after giving effect thereto and the application of the proceeds thereof, each of the foregoing statements are true and correct.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

                  (a) DUE FORMATION AND GOOD STANDING. The Seller is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the collectibility of the Receivables Assets, its ability to perform its obligations under any Facility Document or the financial condition or operations of the Seller.

                  (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Seller of this Agreement, the Sale and Contribution Agreement and all other Facility Documents to which it is a party, and the transactions contemplated hereby and thereby, are within the Seller's limited liability powers, have been duly authorized by all necessary limited liability company action on the part of the Seller, do not contravene (i) the Seller's certificate of formation or limited liability company agreement, (ii) any law, rule or regulation applicable to the Seller (including, but not limited to, all laws, rules and regulations under the IRC and the applicable state tax codes),
(iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement binding on the Seller or its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement, the Sale and Contribution Agreement and the other Facility Documents to which the Seller is a party have been duly executed and delivered on behalf of the Seller.

                  (c) GOVERNMENTAL CONSENT. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Seller of this Agreement, the Sale and Contribution Agreement or any other agreement, document or instrument to be delivered by it hereunder, except for filings under the UCC required under Article III.

                  (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Agreement and each other Facility Document to be delivered by the Seller in connection herewith constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, subject to the Enforceability Exceptions.

                  (e) NO LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened in writing, against the Seller, or the property of the Seller, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority, which (i) assert the invalidity of any Facility Document or any action to be taken by the Seller in connection therewith, or (ii) seek to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. The Seller is not in default with respect to any order of any court, arbitrator or Governmental Authority.

                  (f) PERFECTION OF INTEREST IN RECEIVABLES AND RECEIVABLES ASSETS. Each Receivable is owned by the Seller free and clear of any Adverse Claim, and the Purchasers have acquired a valid and perfected first priority ownership interest or security interest in each Receivable and in the Related Security, Collections and other Receivables Assets with respect thereto, in each case free and clear of any Adverse Claim; and (x) no effective financing statement or other instrument similar in effect, is filed in any recording office listing the Seller as debtor, covering any Receivable, Related Security, Collections or other Receivables Assets except such as may be filed in favor of the Agent in accordance with this Agreement, (y) no effective financing statement or other instrument similar in effect, is filed in any recording office listing Hackensack as debtor, covering any Receivable, Related Security, Collections or other Receivables Assets except such as may be filed in favor of the Seller and assigned to the Agent in accordance with this Agreement and (z) no effective financing statement or other instrument similar in effect, is filed in any recording office listing either Originator as debtor, covering any Receivable, Related Security, Collections or other Receivables Assets except such as may be filed in favor of Hackensack and assigned to the Seller in accordance with this Agreement.

                  (g) ACCURACY OF INFORMATION. No Seller Report or Purchase Request furnished or to be furnished by the Seller or the Servicer to the Agent, any Purchaser or any Liquidity Provider in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent, such Purchaser or such Liquidity Provider, as the case may be, at such time) as of the date so furnished.

                  (h) LOCATION OF CHIEF EXECUTIVE OFFICE AND RECORDS. The chief place of business and chief executive office of the Seller are located at the address of the Seller referred to in SECTION 9.02 hereof and the locations of the offices where the Seller keeps all the Records are listed on EXHIBIT F (or at such other locations, notified to the Agent in accordance with SECTION 5.01(f), in jurisdictions where all action required by SECTION 6.05 has been taken and completed).

                  (i) ACCOUNT INFORMATION. The Collection Account, the Lock-Box Accounts, the Quill Account and the Quill P.O. Box (in respect to Quill Receivables) are the only accounts to which Collections of Receivables are remitted by Obligors.

                  (j) NO TRADE NAMES. The Seller has no trade names, fictitious names, assumed names or "doing business as" names.

                  (k) INVESTMENTS. The Seller does not own or hold, directly or indirectly, (i) any capital stock or equity security of, or any equity interest in, any Person, nor (ii) except for Permitted Investments, any debt security or other evidence of Indebtedness of any Person.

                  (l) FACILITY DOCUMENTS. The Sale and Contribution Agreement is the only agreement pursuant to which the Seller purchases and receives contributions of Receivables or any other accounts receivable from Hackensack and the Facility Documents delivered to the Agent represent all agreements between Hackensack and the Seller. Upon the purchase and/or contribution of each Receivable pursuant to the Sale and Contribution Agreement, the Seller shall be the lawful owner of, and have good title to, such Receivable and all Related Security and Collections with respect thereto, free and clear of any Adverse Claims.

                  (m) BUSINESS. Since its formation, the Seller has conducted no business other than the purchase and receipt of Receivables and related assets from Hackensack under the Sale and Contribution Agreement, the transfer of Receivables Assets under this Agreement to finance any such purchases, and such other activities as are incidental to the foregoing. The Facility Documents delivered to the Agent are the only agreements to which Seller is a party. The Seller does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

                  (n) TAXES. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes prior to such taxes becoming delinquent, other than any taxes or assessments the validity of which are being contested in good faith by appropriate proceedings.

                  (o) SOLVENCY. The Seller (i) is not "insolvent" (as such term is defined in Section 101(32)(A) of the Bankruptcy Code), (ii) is able to pay its debts as they mature, and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                  (p) INVESTMENT COMPANY ACT. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (q) USE OF PROCEEDS. No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (r) CURRENT TRANSACTIONS. The Purchase of Receivables Interests and the reinvestment of Collections pursuant to SECTION 2.02 will constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                  (s) OWNERSHIP. All of the outstanding membership interests of the Seller are directly or indirectly owned of record by Hackensack, all of which is fully paid and nonassessable.

                  (t) NON-AFFILIATE. The Seller is not an Affiliate of any Purchaser hereunder.

                  (u) CAPITAL. The sum of (i) the aggregate Capital, (ii) the Loss Reserve, (iii) the excess, if any, of the Dilution Reserve over the Sr. Portion Valuation Amount, and (iv) and the Yield and Fee Reserve does not exceed 97% of the Net Receivables Pool Balance (after giving effect to any increases or reductions to Capital on such date).

                  (v) ELIGIBILITY OF ELIGIBLE RECEIVABLES. Each Receivable satisfied the requirements of eligibility contained in the definition of "ELIGIBLE RECEIVABLE" on the later of (i) the Effective Date and (ii) the date such Receivable was purchased by the Seller from Hackensack.

                  (w) MATERIAL ADVERSE CHANGE. Since July 29, 2000, there has been no material adverse change in the business, operations, property, or financial or other condition of Staples and since the date of its formation, there has been no material adverse change in the business, operations, property, or financial or other condition of the Seller.

                  SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

                  (a) DUE INCORPORATION AND GOOD STANDING. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the collectibility of the Receivables Assets, its ability to perform its obligations under any Facility Document or the financial condition or operations of the Servicer.

                  (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Servicer of this Agreement and all other agreements, instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action on the part of the Servicer, do not contravene (i) the Servicer's charter or by-laws, (ii) any law, rule or regulation applicable to the Servicer, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Servicer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on the Servicer or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement binding on the Servicer or its properties, the contravention of which would have a material adverse effect on the collectibility of the Receivables Assets, its ability to perform its obligations under any Facility Document or the financial condition or operations of the Servicer. This Agreement and the other Facility Documents to which the Servicer is a party have been duly executed and delivered on behalf of the Servicer.

                  (c) GOVERNMENTAL CONSENT. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Servicer of this Agreement, the Sale and Contribution Agreement, the Originator Sale Agreement or any other agreement, document or instrument to be delivered by it hereunder.

                  (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Agreement and each other Facility Document to be delivered by the Servicer in connection herewith constitute the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with their respective terms, subject to the Enforceability Exceptions.

                  (e) NO LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Servicer, threatened in writing, against or affecting the Servicer, or the property of the Servicer, in any court, or before any arbitrator of any kind, or before or by any

Governmental Authority, which (i) assert the invalidity of any Facility Document or any action to be taken by the Servicer in connection therewith, or (ii) seek to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. The Servicer is not in default with respect to any order of any court, arbitrator or Governmental Authority.

                  (f) ACCURACY OF INFORMATION. No Seller Report or Purchase Request (if prepared by the Servicer), furnished or to be furnished by the Servicer to the Agent, any Purchaser or any Liquidity Provider in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent, such Purchaser or such Liquidity Provider, as the case may be, at such time) as of the date so furnished.

                  (g) ACCOUNT INFORMATION. The Collection Account, the Quill P.O. Box (in respect to Quill Receivables) and the Lock-Box Accounts are the only accounts to which Collections of Receivables are remitted by Obligors.

                  (h) SOFTWARE. The Servicer has (or will have, concurrently with the effectiveness hereof) the right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Receivables Assets to the extent necessary to administer the Receivables Assets, except where the failure to have or obtain such right would not have a material adverse effect on the collectibility of the Receivables Assets, its ability to perform its obligations under any Facility Document or the financial condition or operations of the Servicer.

                  (i) FINANCIAL STATEMENTS. The balance sheets of the Servicer and its consolidated subsidiaries as at July 29, 2000, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Agent and the Purchasers (unless the Agent is readily able to obtain such financial statements from an on-line database), fairly present the financial condition and operations of the Servicer and its consolidated subsidiaries as at such date and the results of operations of the Servicer and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles, consistently applied, and, since such date, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of the Servicer and its consolidated subsidiaries nor any other change which has had or could reasonably be expected to have a material adverse effect on the collectibility of the Receivables Assets, its ability to perform its obligations under any Facility Document or the financial condition or operations of the Servicer.

                  The representations and warranties of the Servicer set forth in this Section 4.02 shall be deemed to have been re-made by the Servicer as of the date of each Purchase hereunder.

                                   ARTICLE V

                                GENERAL COVENANTS

                  SECTION 5.01. AFFIRMATIVE COVENANTS OF THE SELLER. From the Initial Purchase Date until the Final Collection Date, the Seller will, unless the Agent shall otherwise consent in writing:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to all Receivables and the agreements and documents related thereto.

                  (b) PRESERVATION OF EXISTENCE. Observe all procedures required by its certificate or formation and limited liability company agreement and preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such rights, franchises, privileges and qualifications would have a material adverse effect on the financial condition or operations of Staples and its subsidiaries taken as a whole or of the Seller, the collectibility of the Receivables Assets or its ability to perform its obligations under any Facility Document.

                  (c) AUDITS. From time to time upon reasonable prior written notice to the Seller and during regular business hours, permit the Agent, or its agents or representatives, (i) to have access to all records, files, books of account, data bases and information pertaining to all Receivables Assets, including the Records, (ii) to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters, and (iii) permit such Persons to inspect, audit and to make extracts therefrom at Seller's expense subject to
SECTION 9.06; PROVIDED, THAT, unless an Event of Termination or a Downgrade Event has occurred, the Seller shall not be required to pay for the costs of such audit if the Seller and its Affiliates have collectively paid the costs of more than two audits in that particular calendar year (which number shall include any related audits conducted by the Agent pursuant to the Sale and Contribution Agreement or the Originator Sale Agreement it being understood, however, that an audit of the Seller, Servicer, Hackensack, Quill and SCC shall be considered a single audit for purposes of such number).

                  (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables Assets in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables Assets (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Receivable).

                  (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Receivables Assets.

                  (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address(es) of the Seller referred to in

SECTION 4.01(h), or, in any such case, upon 30 days' prior written notice to the Agent, at such other locations within the United States where all action required by SECTION 6.05 shall have been taken and completed.

                  (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy in regard to each Receivable.

                  (h) COLLECTIONS. (i) Instruct (A) all Obligors of SCC Receivables to cause all Collections to be deposited directly to the Collection Account or one of the Lock-Box Accounts and (B) all Obligors of Quill Receivables to cause all Collections to be deposited directly to the Collection Account or, so long as the Agent shall not have delivered a Collection Trigger Notice, to the Quill P.O. Box or the Quill Account and (ii) prevent the deposit of any funds other than Collections in respect of Receivables into any of the Lock-Box Accounts or the Quill Account and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts or the Quill Account, promptly identify any such funds to the Agent for segregation and remittance to the owner thereof. If at any time such Collections are deposited into the Quill P.O. Box or the Seller shall receive any Collections on Quill Receivables, the Seller shall remit or cause to be remitted such Collections to the Quill Account within two Business Days (or, if an Event of Termination or a Downgrade Event has occurred, within one Business Day) following the receipt and identification thereof. If the Seller shall receive any Collections on SCC Receivables, the Seller shall remit or cause to be remitted such Collections to the Lock-Box Accounts within two Business Days following the Seller's receipt and identification thereof (or, if an Event of Termination or a Downgrade Event has occurred, within one Business Day), and cause all such amounts deposited in the Lock-Box Accounts to be transferred to the Collection Account in accordance with SECTION 2.04.

                  (i) POSTING OF COLLECTIONS AND RECEIVABLES. Apply all Collections to the applicable Receivables pursuant to the terms of this Agreement within two Business Days following the Seller's or the Servicer's receipt of information in respect of such Collections but in no event more than three Business Days after the earliest date on which such Collections are deposited in the Collection Account, the Quill P.O. Box, the Quill Account, one of the Lock-Box Accounts or otherwise received by the Servicer or the Seller.

                  (j) FACILITY DOCUMENTS. Subject to SECTION 2.11, comply in all material respects with the terms of and employ the procedures outlined in and enforce its rights with respect to the material obligations of Hackensack under the Sale and Contribution Agreement and all of the other Facility Documents to which it is a party and with respect to Rochester in connection with the pledge of the Sr. Portion.

                  (k) SEPARATE CORPORATE EXISTENCE. Take all reasonable steps (including, without limitation, all steps that the Agent may from time to time reasonably request) to maintain the Seller's identity as a separate legal entity from Hackensack and each other Affiliate and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of Hackensack and each other Affiliate of Hackensack. Without limiting the generality of the foregoing, the Seller shall (i) at all times have at least two "Independent Directors" as defined in and as required under the Seller's limited liability company agreement dated as of October 27,

2000 as in effect on the date hereof; (ii) maintain the Seller's books and records separate from those of any Affiliate; (iii) use its best efforts not to commingle funds or other assets of the Seller with those of any other Affiliate, and not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals; (iv) not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate which is on terms that are less favorable to the Seller than those that might be obtained in an arm's length transaction at the time from Persons who are not an Affiliate; and (v) take all other actions reasonably necessary on its part to operate its business and perform its obligations under the Facility Documents in a manner consistent with the factual assumptions described in the legal opinion of Hale and Dorr LLP pertaining to nonconsolidation as delivered pursuant to Article III.

                  (l) RIGHTS UNDER THE SALE AND CONTRIBUTION AGREEMENT, ETC. In connection with the Sale and Contribution Agreement, the Originator Sale Agreement and the Pledged Collateral, direct, instruct, demand or request any action thereunder, including without limitation, in connection with enforcement of its rights thereunder, as instructed by the Agent.

                  (m) QUILL P.O. BOX. Cause the Agent to have, at all times, a duplicate key for the Quill P.O. Box.

                  SECTION 5.02. REPORTING REQUIREMENTS OF THE SELLER. From the Initial Purchase Date until the Final Collection Date, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

                  (a) EVENT OF TERMINATION. As soon as reasonably practicable and in any event within two (2) Business Days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time (for tolling of grace periods) or both, would constitute an Event of Termination, the statement of a Designated Officer of the Seller setting forth details of such Event of Termination or event and the action which the Seller proposes to take with respect thereto.

                  (b) FINANCIAL STATEMENTS. Furnish to the Agent or cause to be furnished to the Agent: (i) as soon as available (unless the Agent is readily able to obtain such financial statements from an on-line database), and in any event within ninety days after the end of each fiscal year of Staples, (A) copies of the audited consolidated and consolidating financial statements of Staples, certified in a manner acceptable to the Agent by Ernst & Young, LLP or by another nationally recognized independent public accounting firm acceptable to the Agent and (B) unaudited financial statements of the Seller and Hackensack, including an unaudited balance sheet of such Person and statements of income and retained earnings and a cashflow for such Person, all in reasonable detail and certified by a Responsible Officer of Staples as having been prepared in accordance with GAAP, and (ii) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of Staples, copies of the unaudited financial statements of each of Staples, Hackensack and the Seller, including an unaudited balance sheet of such Person as of the end of such quarterly accounting period and statements of income and retained earnings and cashflows of such Person for such period, all in reasonable detail and certified by a Responsible Officer of Staples as having been prepared in accordance with GAAP.

                  (c) SELLER REPORTS. Provide or cause to be provided to the Agent, on each Monthly Reporting Date, a Seller Report with respect to the preceding fiscal month and, if so requested by the Agent following the occurrence of a Downgrade Event or Event of Termination, on each Business Day so requested by the Agent, an updated Seller Report reflecting changes in such information since the most recent Seller Report (in each case if not provided by the Servicer in accordance with SECTION 5.04(b)(v)).

                  (d) REPORTING ON LITIGATION AND ADVERSE EFFECTS. Notify the Agent promptly and in no event more than five (5) Business Days after the occurrence of the Seller's obtaining actual knowledge (through any of its officers) of any and all litigation or any other matters or events concerning the Seller or any Obligor which would be reasonably likely to affect adversely the Seller's or such Obligor's ability to perform its obligations with respect to the Receivables or any of the Agent's or any Purchaser's rights under this Agreement.

                  (e) ERISA. Promptly after filing or receipt thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Seller or any Affiliate is or was, within the preceding five (5) years, a contributing employer, but only in cases in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $1,000,000.

                  (f) OTHER INFORMATION. As soon as reasonably practicable, from time to time, such other information, documents, records or reports respecting the Receivables Assets or the conditions or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request in order to protect the interests of the Agent, any Purchaser or any Liquidity Provider under or as contemplated by this Agreement.

                  SECTION 5.03. NEGATIVE COVENANTS OF THE SELLER. From the Initial Purchase Date until the Final Collection Date, the Seller will not, without the written consent of the Agent:

                  (a) SALES, LIENS, ETC. AGAINST RECEIVABLES AND RELATED ASSETS. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Receivable, Related Security or Collections or any other Receivables Asset, or assign any right to receive income in respect thereof.

                  (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in SECTION 6.02, extend, amend, waive or otherwise modify, the terms of any Receivable, or amend, modify or waive any term or condition of any contract related thereto.

                  (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or make or consent to any change in the Credit and Collection Policy, which change would, in either case, have a Material Adverse Effect.

                  (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS; LOCK-BOX AGREEMENTS. Add or terminate any bank as a Lock-Box Bank or other account (including the Quill P.O. Box and the Quill Account) from those listed in EXHIBIT G or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account at a Lock-Box Bank or, for Quill Receivables, to the Quill Account or the Quill P.O. Box, without the Agent's consent and unless the Agent shall have received (i) 30 days' prior notice of such addition, termination or change; (ii) written confirmation from the Seller that after the effectiveness of any such termination, there shall be at least one (1) Lock-Box Account in existence; and (iii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank, the Seller, the Servicer, an Originator, if necessary, and the Agent and (y) copies of all agreements and documents signed by the Seller, the applicable Originator or the respective Lock-Box Bank with respect to any new Lock-Box Account.

                  (e) CHANGE IN ACCOUNT AGREEMENT OR INSTRUCTIONS TO OBLIGORS. Make any amendment, change or other modification, without the Agent's consent, to the terms of any Lock-Box Agreement, the Quill Account Control Agreement or to its instructions to Obligors in compliance with SECTION 5.01(h) hereof.

                  (f) MERGER, CONSOLIDATION, ETC. Sell any equity interest to any Person (other than Hackensack) or consolidate with or merge into or with any Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly consented to by the Agent.

                  (g) CHANGE IN NAME. Make any change to its name or use any trade names, fictitious names, assumed names or "doing business as" names.

                  (h) ERISA MATTERS. Establish or be a party to any Plan, Multiemployer Plan or Benefit Plan other than any such plan established by an Affiliate of the Seller.

                  (i) INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to the Agent, any Purchaser or any Affected Party expressly contemplated hereunder or (ii) Indebtedness to Hackensack pursuant to the Sale and Contribution Agreement or any other Facility Document.

                  (j) GUARANTEES. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Agent, any Purchaser or any Affected Party as provided for under this Agreement.

                  (k) LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into, or be a party to any transaction with any Affiliate of the Seller, except for:

                  (i) the transactions contemplated by the Sale and Contribution Agreement and the other Facility Documents;

                  (ii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Seller than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; and

                  (iii) transactions between the Seller and Hackensack, which transactions consist of ordinary course of business transactions between a parent corporation and its Subsidiary.

                  (l) FACILITY DOCUMENTS. Terminate, amend or otherwise modify any Facility Document, or grant any waiver or consent thereunder, without the prior written consent of the Agent.

                  (m) LIMITATION ON INVESTMENTS. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for Permitted Investments and the purchase of Receivables Assets and related assets pursuant to the terms of the Sale and Contribution Agreement.

                  (n) ORGANIZATIONAL DOCUMENTS. Without the prior written consent of the Agent, which consent will not unreasonably be withheld, the Seller will not (x) change, amend, alter or otherwise modify its certificate of formation or limited liability company agreement dated as of October 27, 2000 or
(y) pursuant to its rights under the Sale and Contribution Agreement, allow Hackensack to amend, alter or otherwise modify its certificate of formation or limited liability company agreement.

                  (o) RIGHTS UNDER THE SALE AND CONTRIBUTION AGREEMENTS, ETC. In connection with the Sale and Contribution Agreement, the Originator Sale Agreement and the Pledged Collateral, appoint any Person other than Staples, Inc. as Servicer thereunder, consent to any amendments, modifications or waivers thereof, or direct, instruct or request any action thereunder in contravention of the direction of the Agent.

                  SECTION 5.04. COVENANTS OF THE SERVICER.

                  (a) AFFIRMATIVE COVENANTS OF THE SERVICER. From the Initial Purchase Date until the Final Collection Date, the Servicer will, unless the Agent shall otherwise consent in writing:

                  (i) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to, and the servicing of, all Receivables Assets and the agreements and documents related thereto.

                  (ii) PRESERVATION OF CORPORATE EXISTENCE. Observe all corporate procedures required by its Certificate of Incorporation and By-Laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

                  (iii) AUDITS. From time to time upon reasonable prior written notice to the Servicer and during regular business hours, permit the Agent, or its agents or representatives, (i) to have access to all records, files, books of account, data bases and information pertaining to all Receivables Assets, including the Records, (ii) to discuss matters relating to the Receivables Assets or the Servicer's performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters, and (iii) permit such Persons to inspect, audit and to make extracts therefrom at Servicer's expense subject to SECTION 9.06; PROVIDED, THAT, unless an Event of Termination or a Downgrade Event has occurred, the Servicer shall not be required to pay for the costs of such audit if the Servicer or any of its Affiliates has paid the costs of more than two audits in that particular calendar year (which number shall include any related audits conducted by the Agent pursuant to the Sale and Contribution Agreement or the Originator Sale Agreement, it being understood, however, that an audit of the Seller, Servicer, Hackensack, Quill and SCC shall be considered a single audit for purposes of such number).

                  (iv) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary for the collection of all Receivables Assets (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Receivable).

                  (v) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES. At its expense timely perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Receivables Assets.

                  (vi) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy in regard to each Receivable.

                  (vii) COLLECTIONS. (i) Instruct (A) all Obligors of SCC Receivables to cause all Collections to be deposited directly to the Collection Account or one of the Lock-Box Accounts and (B) all Obligors of Quill Receivables to cause all Collections to be deposited directly to the Collection Account or, so long as the Agent shall not have delivered a Collection Trigger Notice, to the Quill P.O. Box or the Quill Account and (ii) prevent the deposit of any funds other than Collections in respect of Receivables into any of the Lock-Box Accounts or the Quill Account and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts or the Quill Account, promptly identify any such funds to the Agent for segregation and remittance to the owner thereof. If at any time such Collections are deposited into the Quill P.O. Box or the Servicer shall receive any Collections on Quill Receivables, the Servicer shall remit or cause to be remitted such Collections to the Quill Account within two Business Days (or, if an Event of Termination or a Downgrade Event has occurred, within one Business Day) following the receipt and identification thereof. If the Servicer shall receive any Collections on SCC Receivables, the Servicer shall remit or cause to be remitted such Collections to the Lock-Box Accounts within two Business Days following the Servicer's receipt and identification thereof (or if an Event of Termination or a Downgrade Event has occurred, within one Business
         Day); and cause all such amounts deposited in the Lock-Box Accounts to be transferred to the Collection Account in accordance with SECTION 2.04.

                  (viii) POSTING OF COLLECTIONS AND RECEIVABLES. Apply all Collections to the applicable Receivables pursuant to the terms of this Agreement within two Business Days following the Seller's or the Servicer's receipt of information in respect of such Collections but in no event more than three Business Days after the earliest date on which such Collections are deposited in the Collection Account, the Quill P.O. Box, the Quill Account or one of the Lock-Box Accounts or otherwise received by the Servicer or the Seller.

                  (ix) FACILITY DOCUMENTS. Subject to SECTION 2.11, comply in all material respects with the terms of and employ the procedures outlined in the Sale and Contribution Agreement, and all of the other Facility Documents to which it is a party.

                  (x) MAINTENANCE OF INTERESTS. Cause the Agent to have a first priority perfected security or ownership interest in each of the Receivables Assets, free and clear of any Adverse Claim, whether existing at the time such Receivables Asset arose or at any time thereafter; and cause the Seller to acquire and maintain legal and equitable title to, and ownership of all of the Receivables Assets, free and clear of any Adverse Claim; and cause the Seller to have a first priority perfected security interest in the Pledged Collateral, free and Clear of any Adverse Claim;

                  (b) REPORTING REQUIREMENTS OF THE SERVICER. From the Initial Purchase Date until the Final Collection Date, the Servicer will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

                  (i) As soon as reasonably practicable and in any event within five Business Days after the occurrence of each Event of Termination or event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, a notice setting forth details of such Event of Termination or event.

                  (ii) As soon as reasonably practicable and in any event within five Business Days after the occurrence of each event described in the definition of "Servicer Default" or each event which, with the giving of notice or lapse of time (for tolling of grace periods) or both, would constitute such a Servicer Default, the statement of a Designated Officer of the Servicer setting forth details of such Servicer Default or event and the action which the Servicer proposes to take with respect thereto.

                  (iii) As soon as reasonably practicable, from time to time, such other information, documents, records or reports within its possession respecting the Receivables or the conditions or operations, financial or otherwise, of the Servicer as the Agent may from time to time reasonably request in order to protect the interests of the Agent, any Purchaser or any Liquidity Provider under or as contemplated by this Agreement.

                  (iv) Promptly after filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, but only in cases in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $1,000,000.

                  (v) On each Monthly Reporting Date, a Seller Report with respect to the preceding fiscal month and, if so requested by the Agent following the occurrence of a Downgrade Event or Event of Termination, on each Business Day so requested by the Agent, an updated Seller Report reflecting changes in such information since the most recent Seller Report, in each case to be sent by electronic mail (each an "E-mail Report") in accordance with the following procedures:

                                    (A) The Servicer shall make arrangements
                  with VeriSign, Inc. (or another authenticating organization acceptable to the Agent) to enable the Servicer to generate digital signatures. The Servicer shall safeguard the keys, access codes or other means of generating its digital signature.

                                    (B) Each E-mail Report shall be formatted as
                  the Agent may designate from time to time and shall be digitally signed. Each E-mail Report shall be sent to the Agent at an electronic mail address designated by the Agent.

                                    (C) Each E-mail Report shall be deemed given
                  when receipt of such transmission thereof is acknowledged by the Agent.

                  (c) NEGATIVE COVENANTS OF THE SERVICER. From the Initial Purchase Date until the Final Collection Date, the Servicer will not, without the written consent of the Agent:

                  (i) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in SECTION 6.02, extend, amend, waive or otherwise modify, the terms of any Receivable or other Receivables Asset.

                  (ii) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any material change in the character of its business or in the Credit and Collection Policy, which change would, in either case, have a Material Adverse Effect.

                  (iii) CHANGE IN ACCOUNT AGREEMENT OR INSTRUCTIONS TO OBLIGORS. Make any amendment, change or other modification, without the Agent's consent, to the terms of any Lock-Box Agreement, the Quill Account Control Agreement or to its instructions to Obligors.

                                   ARTICLE VI

                          ADMINISTRATION OF RECEIVABLES

                  SECTION 6.01. DESIGNATION OF SERVICER.

                  (a) The servicing, administering and collection of the Receivables shall be conducted by the Person (the "SERVICER") so designated from time to time in accordance with this SECTION 6.01. Until the Agent gives notice to the Seller and the Servicer (as provided in CLAUSE (b) below) of the designation of a new Servicer as provided in CLAUSE (b) below, Staples is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may, upon written notice to the Agent but otherwise without the prior written consent of any Purchasers, the Agent, or any Liquidity Provider, subcontract with any Affiliate for the collection, servicing or administration of the Receivables; provided, however, that (a) the Servicer shall remain liable for the timely and complete performance of its duties and obligations pursuant to the terms hereof and (b) any sub-servicing agreement that may be entered into and any other transactions or services relating to the Receivables involving an Affiliate as sub-servicer shall be deemed to be between the sub-servicer and the Servicer alone, and the Purchasers, the Agent, and the Liquidity Providers shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such sub-servicer.

                  (b) The Agent may only designate as Servicer any Person to succeed Staples or any successor Servicer upon written notice following the occurrence of a Servicer Default, and on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof (with such changes to such duties and obligations as the Agent may approve in its sole discretion). The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the reasonable determination by the Servicer that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law.

                  (c) Staples agrees that, upon its resignation or replacement as Servicer pursuant to CLAUSE (b) above, it will cooperate with the Agent and the successor Servicer in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation, (i) assisting the successor Servicer in enforcing all rights under the Receivables and Related Security, (ii) transferring, promptly upon receipt, to the successor Servicer any Collections or other amounts related to the Receivables received by Staples, (iii) transferring to the successor Servicer all Records held by or under the control of Staples and (iv) permitting the successor Servicer to have access to all tapes, discs, diskettes and related property containing information concerning the Receivables and the Records and permit the successor Servicer to use all computer software that may facilitate the Servicer's access to and use of such information. Upon the resignation or replacement of Staples as Servicer, Staples shall no longer be entitled to the Servicer Fee accruing from and after the effective date of such resignation or replacement.

                  SECTION 6.02. DUTIES OF THE SERVICER. (a) The Servicer shall take or cause to be taken all such actions as it deems necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, each Purchaser, each Liquidity Provider and the Agent hereby appoints as its nominee the Servicer, from time to time designated pursuant to SECTION 6.01, to enforce its respective rights and interests in and under the Receivables and the Related Security. The Servicer will at all times apply the same standards and follow the same procedures with respect to the decision to commence, and in prosecuting and litigating with respect to Receivables as it applies and follows with respect to accounts receivable which are not Receivables. In no event shall the Servicer be entitled to make the Agent, any Purchaser or any Liquidity Provider a party to any litigation without the Agent's express prior written consent.

                  (b) The Servicer shall as soon as practicable following receipt turn over to the Seller or Person entitled thereto the collections of any account receivable or other indebtedness which is not a Receivable less, to the extent the Servicer performed any collection or enforcement actions for which it was authorized by the Seller to perform, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer incurred in collecting and enforcing such receivables or other indebtedness. The Servicer shall as soon as practicable upon demand deliver to the Seller all records in its possession relating to receivables of the Seller other than Receivables Assets, and copies of Records in its possession relating to Receivables Assets. The Servicer's authorization under this Agreement shall terminate on the Business Day immediately after the Final Collection Date.

                  (c) The Servicer shall notify all Obligors to make payment (i) with respect to the SCC Receivables solely to a Lock-Box Account or (ii) with respect to the Quill Receivables (A) at any time so long as the Agent shall not have delivered a Collection Trigger Notice, to the Quill P.O. Box or the Quill Account, and (B) at any other time solely to the Collection Account or the Quill Account. The Servicer shall set aside for the account of the Purchasers and the Liquidity Providers the Collections of Receivables Assets in accordance with
SECTION 2.04. The Servicer shall, upon the request of the Agent, segregate, in a manner reasonably acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with ARTICLE II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the

Agent such allocable share of Collections set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer. At any time following a Downgrade Event or an Event of Termination, the Agent may exercise its exclusive control over the Lock-Box Accounts, the Quill Account or the Quill P.O. Box. The Seller shall deliver to the Servicer, and the Servicer shall hold in trust for the Seller, the Purchasers and the Liquidity Providers in accordance with their respective interests, all Records. Notwithstanding anything to the contrary contained herein, the Agent shall, upon the occurrence and continuance of an Event of Termination, have the absolute and unlimited right to direct the Servicer to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Servicer's authorization under this Agreement shall terminate on the Final Collection Date.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the outstanding balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof. Notwithstanding anything herein to the contrary, upon the request of the Agent from and after the Termination Date until this Agreement is terminated, neither the Seller nor the Servicer shall, without the consent of the Agent, grant any discount or take any other action the effect of which would be to reduce the outstanding balance of any Receivable or modify the obligation of any Obligor to pay the full outstanding balance of any Receivable or extend the maturity thereof

                  (e) On each Business Day on or after the Termination Date, whether or not the Agent is in possession of cash proceeds of the Sr. Portion as contemplated under SECTION 2.11(b), the Servicer shall be responsible for monitoring the aggregate amount of deemed Collections arising under SECTION 2.02(c) of the Sale and Contribution Agreement and any other recourse obligations of Hackensack due and owing thereunder, and shall report such amounts to the Agent so that the Agent may release any such cash proceeds held by it in satisfaction of such obligations, such released proceeds to be applied as Collections in accordance with ARTICLE II of this Agreement. In the event that the Agent is not in possession of such cash proceeds, the Servicer shall, to the extent of the Seller's rights under the Pledged Collateral and the Rochester Note, make demand on and enforce all rights to payment from Hackensack and/or Rochester, as applicable, in respect of the Pledged Collateral.

                  SECTION 6.03. RIGHTS OF THE AGENT. The Seller hereby transfers to the Agent the exclusive ownership and control of the Lock-Box Accounts, the Quill P.O. Box and the Quill Account, and the Seller hereby agrees to take any further action necessary that the Agent may reasonably request to effect such transfer. The Agent is hereby authorized at any time following a Downgrade Event or an Event of Termination (a) to notify any or all of the Lock-Box Banks and American National Bank and Trust Company to remit all amounts deposited in the applicable Lock-Box Accounts, the Quill Account or other accounts directly to the Agent or its designee and (b) to deliver to any appropriate official of the United States Postal Service the Quill P.O. Box Certificate delivered hereunder and take any action with respect to the Quill P.O. Box that Quill or the Servicer was entitled to take prior to the delivery of the Quill P.O. Box Certificate, including, without limitation, receiving or otherwise directing the delivery of all moneys, instruments, checks and other remittances or documents delivered to the Quill P.O. Box. At any time following the occurrence and continuance of an Event of Termination or the designation of a Servicer other than Staples pursuant to SECTION 6.01, (i) the Agent may notify (or may direct the Servicer to notify) at any time the Obligors of Receivables, or any of them, of the Purchasers' and the Liquidity Providers' interest in Receivables Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Receivable be made directly to the Agent or its designee; (ii) the Seller shall, at the Agent's request and at the Seller's expense, give notice of the Purchasers' and the Liquidity Providers' interest in Receivables to each Obligor and direct that payments be made directly to the Agent or its designee; and (iii) each of the Seller, each Purchaser and the Liquidity Providers hereby authorizes the Agent to take any and all steps in the Seller's name and on behalf of the Seller, the Purchasers and the Liquidity Providers necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing any Transaction Party's name on checks and other instruments representing Collections and enforcing such Receivables. Notwithstanding the assignment of any rights by Hackensack or the Seller under the Originator Sale Agreement or the Sale and Contribution Agreement, respectively, the Agent shall not exercise any of Hackensack's or the Seller's rights to give or require notice to Obligors at any time that it would not be entitled to give such notice under this SECTION 6.03.

                  SECTION 6.04. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations under the Receivables to the same extent as if Receivables Assets had not been assigned hereunder and the exercise by Agent of its rights hereunder shall not relieve Seller from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Receivables. None of the Agent, the Purchasers or the Liquidity Providers shall have any obligation or liability with respect to any Receivables or Receivables Assets, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

                  SECTION 6.05. FURTHER ACTION EVIDENCING AGENT'S INTEREST. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the interest of the Agent granted hereunder or the enable the Agent to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Seller will (and the Servicer shall cause the Seller to)
(i) mark (1) its master data processing records evidencing the Receivables Assets or (2) the file drawers containing the Records with a legend, acceptable to the Agent, evidencing that an interest therein has been assigned to the Agent under this Agreement, and (ii) upon the request of the Agent, execute and file such financing statements, continuation statements or amendments thereto or assignments thereof, and execute and file such other instruments or notices, as may be necessary or appropriate or as the Agent may reasonably request. The Seller hereby authorizes the Agent to file one or more financing statements, continuation statements and amendments thereto and assignments thereof, relative to all or any of the Receivables Assets now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Receivables Assets, or any part thereof, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller upon the


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


Agent's demand therefor; PROVIDED, HOWEVER, prior to taking any such action, the Agent shall give notice of such intention to the Seller and provide the Seller with a reasonable opportunity to take such action itself.

                                  ARTICLE VII

                              EVENTS OF TERMINATION

                  SECTION 7.01. EVENTS OF TERMINATION. If any of the following events ("Events of Termination") shall occur:

                  (a) Any Transaction Party shall fail to make any payment or deposit to be made by it hereunder when due; or

                  (b) Any Transaction Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for ten days after the earlier of the date on which such Transaction Party obtains knowledge of such failure or written notice of such failure from the Agent; or

                  (c) Any representation or warranty made or deemed to be made by any Transaction Party (or any of their respective Designated Officers) under or in connection with this Agreement, any other Facility Document, any Seller Report, any Purchase Request or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

                  (d) Except to the extent permitted by the terms hereof, the Agent on behalf of the Purchasers shall cease to have a valid and perfected first priority ownership or security interest in each of the Receivables Assets; or

                  (e) (i) Any Transaction Party shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted against any Transaction Party (an "Involuntary Proceeding") or by any Transaction Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) any Transaction Party's Board of Directors (or equivalent governing body) shall vote affirmatively to authorize any of the actions set forth in CLAUSE (i) above in this SUBSECTION
(e); or

                  (f) A Servicer Default shall occur and be continuing; or

                  (g) As of the last day of any calendar month, (1) the average of the Default Ratios for the three preceding calendar months (including the calendar month ending upon such date) shall exceed 12%, (2) the average of the Delinquency Ratios for the three preceding calendar months (including the calendar month ending upon such date) shall exceed 14%, (3) the average of the Dilution Ratios for the three preceding calendar months (including the calendar month ending upon such date) shall exceed 9% or (4) the average of the Loss-to-Liquidation Ratios for the three preceding calendar months (including the calendar month ending upon such date) shall exceed 5%; or

                  (h) The Receivables Interest exceeds 97% and such condition shall remain unremedied for a period of five (5) consecutive Business Days; or

                  (i) There shall have occurred any event which has or is likely to have a Material Adverse Effect or a material adverse change shall occur in the financial condition or operations of Staples and its subsidiaries, taken as a whole, since July 29, 2000; or

                  (j) There shall have occurred any commingling of the Collections of Receivables at any time following their deposit into the Collection Account, the Quill Account, the Quill P.O. Box or a Lock-Box Account with other funds (unless such commingling was caused by the Agent);

                  (k) Any Transaction Party shall fail to pay any taxes (except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and which have not given rise to any liens or encumbrances on the Receivables Assets) when due in the aggregate in excess of $1,000,000, including, without limitation, sales, excise or personal property taxes payable by such Transaction Party;

                  (l) Any Transaction Party shall fail to pay any principal of or premium or interest on any Indebtedness having a principal amount of $10,000,000 or greater when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and any such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of such Transaction Party or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument either if (x) the effect of such default or event is to accelerate the maturity of such Indebtedness or (y) the effect of such default would permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness and such default or event continues unremedied or unwaived for more than 90 days after the Agent or the Purchasers give notice to the holder of such Indebtedness of such default or event; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (m) An "Event of Termination" as defined in the Sale and Contribution Agreement shall occur or Hackensack or the Seller shall have declared the "Termination Date" as defined in and in accordance with such Sale and Contribution Agreement; or

                  (n) An "Event of Termination" as defined in the Originator Sale Agreement shall occur or either Originator or Hackensack shall have declared the "Termination Date" as defined in and in accordance with the Originator Sale Agreement; or

                  (o) An "Event of Default" under the Rochester Note shall have occurred; or

                  (p) A default shall occur under the Parent Undertakings or Staples or any other Person (other than the Agent or a Purchaser) shall attempt to terminate or assert the invalidity or unenforceability of the Parent Undertakings or any provision hereof; or

                  (q) The long term unsecured debt obligations of Staples (i) if rated by S&P, are rated below BB by S&P or, if rated by Moody's, are rated below Ba2 by Moody's, or (ii) if not rated by S&P or by Moody's, the Deemed Rating is below the equivalent of BB by S&P or Ba2 by Moody's, then, and in any such event, the Purchaser may, by notice to the Seller, declare the Termination Date to have occurred, EXCEPT that, in the case of any event described in CLAUSE (i) of SUBSECTION (e) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent and the Purchasers shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Upon the occurrence of the Termination Date, all Obligations shall be immediately due and payable and all Capital shall be immediately due and payable, PROVIDED, however, that Capital shall be payable solely out of Collections and other amounts payable pursuant to the terms of this Agreement and the other Facility Documents.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01. INDEMNITIES BY THE SELLER. Without limiting any other rights which any Affected Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify any Purchaser, CNAI, individually and in its capacity as Agent, the Servicer, if not an Affiliate of the Seller, and any Liquidity Provider (the "INDEMNIFIED PARTIES"), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "LOSSES") awarded against or incurred by such Indemnified Party to the extent relating to or arising from this Agreement (excluding, however, (a) Losses to the extent a final judgment of a court of competent jurisdiction holds that such Losses resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification and (b) Losses to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS"). Without limiting the generality of the foregoing, the Seller shall indemnify each indemnified Party for Indemnified Amounts relating to or arising from:

                  (i) the transfer of an interest in any Receivable other than an Eligible Receivable;

                  (ii) reliance on any representation or warranty made or deemed made by the Seller, Hackensack, the Originators, the Servicer or Staples (or any of their respective officers) under this Agreement or any other Facility Document to which any of the foregoing is a party, which shall have been false or incorrect in any respect when made or deemed made or delivered;

                  (iii) the failure by the Seller, Hackensack, the Originators, the Servicer or Staples to comply with any term, provision or covenant contained in this Agreement, the Sale and Contribution Agreement, the Originator Sale Agreement, the Parent Undertaking or any other Facility Document to which it is party or with any applicable law, rule or regulation with respect to any Receivables Asset, the related Contract, or the Related Security, or the nonconformity of any Receivables Asset, the related Contract or the Related Security with any such applicable law, rule or regulation (including, in each case, any such law, rule or regulation under the IRS or relating to state taxes);

                  (iv) any Adverse Claim with respect to any Receivable or any Related Security or Collections with respect thereto, whether existing at the time that such Receivable initially arose or at any time thereafter;

                  (v) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise and/or services the sale, lease or provision of which gave rise to any Receivable;

                  (vi) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable by the Seller, Hackensack or either Originator in connection with the Receivables Assets;

                  (vii) the failure of the Seller to have a perfected Lien on any Related Security which secures the payment of a Receivable;

                  (viii) the failure to vest and maintain vested in the Agent or to transfer to the Agent, on behalf of the Purchasers and the Liquidity Providers, a first priority perfected ownership or security interest in the Receivables Asset, together with all Collections and Related Security, free and clear of any Adverse Claim, whether existing at the time such Receivables Asset arose or at any time thereafter; or any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of all of the Receivables Assets, free and clear of any Adverse Claim; or any failure of the Seller to give reasonably equivalent value to Hackensack under the Sale and Contribution Agreement in consideration of the transfer by Hackensack or any Receivables Assets or interest therein, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action; or any failure of the Seller to have a first priority perfected security interest in the Pledged Collateral, free and Clear of any Adverse Claim;

                  (ix) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC or other applicable laws against the Seller with respect to any Receivables Assets;

                  (x) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor thereof, the entry of an automatic stay relating to an insolvency proceeding in respect of the Obligor thereof or any comparable event in a state court insolvency proceeding relating to the Obligor thereof) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods, merchandise and/or services related to such Receivable or the furnishing or failure to furnish such goods, merchandise and/or services; or any dispute, claim, offset or defense (other than a discharge in bankruptcy of Rochester) of Rochester to any payment of the Rochester Note (including, without limitation, a defense based on the Rochester Note not being a legal, valid and binding obligation of Rochester enforceable against it in accordance with its terms);

                  (xi) the commingling of funds or other assets of the Seller with those of any Affiliate of the Seller, or maintaining any bank account or other depository account to which such Affiliate is an account party, into which any such Affiliate makes deposits or from which any such Affiliate has the power to make withdrawals;

                  (xii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Facility Document, the transactions contemplated hereby, the used of the proceeds of a Purchase or a Reinvestment Purchase, the ownership of the Receivables Interests or any other investigation, litigation or proceeding relating to the Seller, the Servicer, either Originator or Staples in which any Indemnified Party becomes involved as a result of any of the transaction contemplated hereby;

                  (xiii) any failure of the Seller to perform its duties or obligations in accordance with the provisions of ARTICLE VI; or

                  (xiv) the failure of the Seller or any predecessor in interest to comply with any applicable law, rule or regulation (whether official or unofficial) of the IRS or any state tax authority related to this Agreement or any other Facility Document.

Any amounts subject to the indemnification provisions of this SECTION 8.01 shall be paid by the Seller to the Agent within five Business Days following Agent's demand therefor.

                  SECTION 8.02. INDEMNITIES BY THE SERVICER. The Servicer agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from any of the following:

                  (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under this Agreement or any other Facility Document to which it is a party, which shall have been false or incorrect in any respect when made or deemed made or delivered; or

                  (ii) the failure by the Servicer, to comply with any term, provision or covenant contained in this Agreement, the Sale and Contribution Agreement or any other

         Facility Document or with any applicable law, rule or regulation with respect to any Receivables Asset or;

                  (iii) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC or other applicable laws against the Seller with respect to any Receivables Assets;

                  (iv) the commingling of Collections with any other funds; or

                  (v) any action or omission by the Servicer which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivables Asset or the value of any such Receivables Asset.

                  SECTION 8.03. MATERIALITY CONSIDERATIONS. Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller's and the Servicer's indemnification obligations in this Article VIII, any representation, warranty or covenant qualified by the occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Seller or the Servicer, shall in any event be effective unless the same shall be in writing and signed by (i) the Seller, the Agent and such percentage of the Purchasers as shall be required pursuant to the terms of an agency agreement among the Purchasers and the Agent (the "REQUIRED PURCHASERS") (with respect to an amendment) or (ii) the Agent and the Required Purchasers (with respect to a waiver or consent by them) or the Seller (with respect to a waiver or consent by
it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, modification or waiver shall affect the rights or duties of the Servicer hereunder without the prior written consent of the Servicer. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                  SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and shall be personally delivered or sent by first class mail, postage prepaid, or by courier or by facsimile, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, three days after being deposited in the mails, or, in the case of notice by facsimile, when electronic communication of receipt is obtained, in each case addressed as aforesaid.

                  SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of the Agent, any Purchaser or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Agent is hereby authorized by the Seller at any time following the occurrence of an Event of Termination or an Downgrade Event to the fullest extent permitted by law, to instruct Citibank or any Affiliate of Citibank to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank or such Affiliate to or for the credit or the account of the Seller against any and all of the obligations of Seller, now or hereafter existing under this Agreement or under any agreement executed pursuant hereto, to the Agent, any Purchaser or any Liquidity Provider or their respective successors and assigns irrespective of whether or not demand therefor shall have been made under this Agreement or under any agreement executed pursuant hereto. The Seller acknowledges that the rights of the Agent, the Purchasers and the Liquidity Providers or any of their respective successors and assigns described in this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) such parties may have.

                  SECTION 9.04. BINDING EFFECT; ASSIGNABILITY. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Agent, the Purchasers and their respective successors and permitted assigns (which successors of the Seller shall include a trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Collection Date; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to ARTICLE IV and the indemnification and payment provisions of SECTIONS 2.06, 2.07, 2.08, ARTICLE VI and ARTICLE VII shall be continuing and shall survive any termination of this Agreement.

                  (b) The Seller and the Servicer may not assign any of their respective rights and obligations hereunder or any interest herein without the prior written consent of the Purchasers and the Agent. The Conduit Purchaser may, without the consent of the Seller or the Servicer, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any other Person including, without limitation, (a) CNAI, any affiliate of CNAI or any special purpose receivables investment vehicle managed by CNAI or any affiliate of CNAI, or (b) any Person pursuant to an Asset Purchase Agreement. Any Committed Purchaser or Liquidity Provider may, with the consent of the Agent and, prior to an Event of Termination, with the consent of the Seller, not to be unreasonably withheld, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person; PROVIDED, HOWEVER, that prior to the effectiveness of any such assignment, the successor Committed Purchaser or Liquidity Provider, as the case may be, shall have provided all of the forms described in SECTION 2.09(c); provided that any Committed Purchaser or Liquidity Provider may, without the consent of the Seller, sell a participation in its rights and obligations hereunder to any Person. Upon any such assignment, the assignee shall succeed to and become vested with all the rights, powers, privileges and duties of such Purchaser, and the resigning Purchaser shall be discharged from its duties and obligations as Purchaser hereunder. The Seller and the Servicer agree to execute or obtain such other documentation as may be reasonably requested by the assigning Purchaser in order to effectuate such assignment.

                  Notwithstanding any other provisions of this Agreement, any Purchaser may at any time create a security interest in all or a portion of its rights under this Agreement or any other Facility Document in favor of the Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE SELLER IN THE RECEIVABLES ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE SELLER AND THE SERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE AMONG ANY OF THE SELLER, THE SERVICER, ANY LIQUIDITY PROVIDER OR THE AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, EACH OF THE SELLER AND THE SERVICER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION
9.05 SHALL AFFECT THE RIGHT OF THE SELLER, THE SERVICER, ANY LIQUIDITY PROVIDER OR THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE SELLER, THE SERVICER, SUCH LIQUIDITY PROVIDER OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  SECTION 9.06. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification under Article VIII hereof, the Seller agrees to pay on demand (i) all reasonable costs and expenses incurred in the periodic auditing of the Seller or the Servicer pursuant to SECTION 5.01(c) or 5.04(a)(iii), as applicable and (ii) all reasonable costs and expenses in connection with the preparation, execution and delivery (including any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchasers with respect thereto and with respect to advising the Agent and the Purchasers as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder.

                  (b) In addition, the Seller shall pay any and all stamp, sales, excise and other taxes and fees (including, without limitation UCC filing fees and any penalties associated with the late payment of any UCC filing fees) payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and agrees to indemnify the Agent, the Purchasers and the Liquidity Providers against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (c) In addition, the Seller shall pay on demand all other costs and expenses incurred by the Conduit Purchaser or any general or limited partner or shareholder of the Conduit Purchaser ("Other Costs"), including, without limitation, the cost of auditing the Conduit Purchaser's books by certified public accountants, the cost of rating the Conduit Purchaser's Commercial Paper Notes by independent financial rating agencies and the reasonable fees and out-of-pocket expenses of counsel for the Conduit Purchaser or any counsel for any general or limited partner or shareholder of the Conduit Purchaser with respect to (i) advising the Conduit Purchaser or such general or limited partner or shareholder as to its rights and remedies under this Agreement, (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or (iii) advising the Conduit Purchaser or such general or limited partner or shareholder as to matters relating to the Conduit Purchaser's operations; PROVIDED, HOWEVER, that if the Conduit Purchaser enters into agreements for the purchase of or the grant of a security interest in receivables from one or more other Persons ("Other Sellers"), the Seller and such Other Sellers shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of the Conduit Purchaser to acquire by purchase or as security receivables from the Seller and each Other Seller; PROVIDED, FURTHER, that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs, but if such Other Costs are attributable to any Other Seller and not the Seller, the Seller shall not be liable for such Other Costs. It is expressly understood and agreed that the Administration Fee payable under the Fee Letter is intended to cover the payment of Other Costs and that the Seller's obligations under this SECTION 9.06(c) shall be limited to the amount, if any, by which the Seller's ratable share of such Other Costs as determined above exceeds the Administration Fee.

                  (d) In addition, the Seller shall pay to the Agent on demand all reasonable costs and expenses (including reasonable attorney's fees and expenses but excluding costs of internal counsel) associated with the release of the Agent's lien pursuant to SECTION 2.05 and SECTION 6.02.

                  SECTION 9.07. NO PROCEEDINGS. The Seller, each Liquidity Provider and the Agent each hereby agrees that it will not institute against the Conduit Purchaser any proceeding of the type referred to in CLAUSE (i) of
SECTION 7.01(e) so long as any CP Notes shall be outstanding or there shall not have elapsed one year PLUS one day since the last day on which any such CP Notes shall have been outstanding.

                  SECTION 9.08. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 9.09. CONFIDENTIALITY. The Seller, the Servicer and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and the Purchaser and their respective businesses obtained by it or them, PROVIDED, HOWEVER that (i) the Seller, the Servicer and their respective Affiliates are not obligated to keep confidential or otherwise limit the use of any element of this Agreement, the Facility Documents or any other information in connection with the structuring, negotiating and execution of the transactions contemplated herein or therein that is necessary to understand or support any intended income tax benefits and
(ii) the Agent and the Purchaser do not assert any claim of proprietary ownership in respect of any element of this Agreement, the Facility Documents or any other information in connection with the structuring, negotiating and execution of the transactions contemplated herein or therein intended to give rise to significant income tax benefits. Furthermore, the Seller, the Servicer and such Purchaser and its officers and employees may disclose such information to the Seller's, the Servicer's or such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding and to any institution extending credit or providing financial services to the Seller or the Servicer.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER:                                  LINCOLNSHIRE FUNDING, LLC


                                         By: /s/ William Swanson
                                             -------------------------------
                                             Name:  William Swanson
                                             Title: President


                                         500 Staples Drive
                                         Framingham, MA 01702

SERVICER:                                STAPLES, INC.


                                         By: /s/ William Swanson
                                             -------------------------------
                                             Name:  William Swanson
                                             Title: SVP, Finance & Treasurer


                                         500 Staples Drive
                                         Framingham, MA 01702

AGENT:                                   CITICORP NORTH AMERICA, INC., as Agent


                                         By: /s/ Eric M. Williams
                                             -----------------------------
                                             Name:  Eric M. Williams
                                             Title: Vice President


                                         450 Mamaroneck Ave.
                                         Harrison, New York 10528
                                         Attn: Corporate Assets Funding
                                         Telecopy: 914-899-7890


CONDUIT PURCHASER:                       CORPORATE RECEIVABLES CORPORATION

                                         By:  Citicorp North America, Inc., as
                                              Attorney-in-Fact


                                         By: /s/ Eric M. Williams
                                             -----------------------------
                                             Name:  Eric M. Williams
                                             Title: Vice President


                                         450 Mamaroneck Ave.
                                         Harrison, New York 10528
                                         Attn: Corporate Assets Funding
                                         Telecopy: 914-899-7890


COMMITTED PURCHASERS:                    CITIBANK, N.A.

                                         By: /s/ Eric M. Williams
                                             -----------------------------
                                             Name:  Eric M. Williams
                                             Title: Vice President


                                         399 Park Avenue
                                         New York, New York 10043
                                         Attn: Corporate Assets Funding
                                         Telecopy: 212-758-7890